UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Chilcott Public Limited Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2010

Dear Shareholder:

You are cordially invited to attend Warner Chilcott Public Limited Company’s 2010 Annual General Meeting of Shareholders (the “Annual Meeting”). The meeting will be held on Thursday, May 13, 2010, at 2:00 p.m. (local time), at The K Club, Straffan, Co. Kildare, Ireland.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual General Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

Only shareholders and persons holding proxies from shareholders may attend the Annual Meeting. If you are planning to attend the Annual Meeting in person, because of security procedures, you will need to register in advance to gain admission to the Annual Meeting. You can register by checking the appropriate box on the enclosed proxy card. All shareholders of record on March 16, 2010 are invited to attend the Annual Meeting. No ticket is required for admission.

In addition to registering in advance, you will be required to present valid government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a bank, broker, trustee, custodian or other nominee (“street name”), you will need to bring a proxy or letter from that bank, broker, trustee, custodian or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification.

I look forward to greeting those of you who are able to attend.

Sincerely,

Roger M. Boissonneault

Chief Executive Officer, President and Director

This Proxy Statement is dated April 9, 2010, and is first being mailed to shareholders on or about April 12, 2010.

YOUR VOTE IS IMPORTANT

Holders of record must vote in accordance with the instructions listed on the enclosed proxy card. In order to ensure their representation at the Annual Meeting, holders of record may submit a proxy by telephone, via the Internet or by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid return-addressed envelope (to which no postage need be affixed if mailed in the United States). Beneficial holders whose shares are held in the name of a nominee must vote in accordance with the voting instructions given them by their bank, broker, trustee, custodian or other nominee. Such beneficial holders may be eligible to submit a proxy electronically or by telephone.

Warner Chilcott Public Limited Company

Registered in Ireland No. 471506

Unit 19 Ardee Business Park,

Hale Street,

Ardee, Co. Louth, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2010

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Warner Chilcott Public Limited Company (the “Company”) will be held on Thursday, May 13, 2010, at 2:00 p.m. (local time). The meeting will take place at The K Club, Straffan, Co. Kildare, Ireland.

The purposes of the Annual Meeting are:

1.	To receive the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2009 and the reports of the directors and auditors thereon;

2.	To elect, by separate resolutions, as Class I Directors to serve on the board of directors until the Annual General Meeting in 2013 or until their successors are duly elected and qualified, the following two individuals, whose terms expire at this Annual Meeting and being eligible, offer themselves for re-election:

a)	John P. Connaughton; and

b)	Stephen P. Murray;

3.	To approve the appointment of the firm of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company for the year ending December 31, 2010 and to authorize the board of directors to determine the auditors’ remuneration; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective. The close of business on March 16, 2010 is the record date for determining shareholders entitled to vote at the Annual Meeting. Only holders of the Company’s ordinary shares, par value $0.01 per share (the “ordinary shares”), as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice of Annual General Meeting of Shareholders. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Holders of record may submit a proxy via the Internet, by telephone or by signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid return-addressed reply envelope. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders whose shares are held in the name of a nominee must vote in accordance with the voting instructions given them by their bank, broker, trustee, custodian or other nominee. Such holders may be eligible to submit a proxy electronically or by telephone. Shareholders may revoke a previously delivered proxy prior to the Annual Meeting in the manner described in the Proxy Statement. Any holder of record who is present at the Annual Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. If you are a holder of record entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy is not required to be a shareholder of the Company. A shareholder wishing to name any person other than the individuals specified on the proxy card as his or her proxy holder may do so by crossing out the names of the designated proxy holders specified on the proxy card and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the Company in accordance with the instructions on the enclosed proxy card, with a copy to the person named as his or her proxy holder, and for the person so named to be present to vote at the Annual Meeting.

Please note that if shareholders plan to attend the Annual Meeting in person, they will need to register in advance to be admitted. Holders of record can register in advance by checking the appropriate box on their proxy card. The Annual Meeting will start promptly at 2:00 p.m. (local time).

In addition to registering in advance, shareholders will be required to present a valid government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. Holders of record, whose shares are registered in their name, should bring a form of photo identification to the Annual Meeting. Beneficial holders, whose shares are held in the name of a bank, broker, trustee, custodian or other nominee (“street name”), will need to bring a proxy or letter from that bank, broker, trustee, custodian or other nominee that confirms that such holder is the beneficial owner of those shares, together with a valid form of photo identification. Holders of record will be verified against an official list. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of March 16, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Corporate Secretary

Ardee, Ireland

April 9, 2010

WARNER CHILCOTT PUBLIC LIMITED COMPANY

i

ii

WARNER CHILCOTT PUBLIC LIMITED COMPANY

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the board of directors of Warner Chilcott Public Limited Company (the “Company”) for the Company’s 2010 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. (local time) on Thursday, May 13, 2010, at The K Club, Straffan, Co. Kildare, Ireland.

General Information About Voting

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our board of directors. This Proxy Statement and the Company’s Annual Report on Form 10-K and our Chief Executive Officer’s (“CEO’s”) annual “Letter to Our Shareholders” (together, the “Annual Report”), are being mailed to shareholders on or around April 12, 2010. The Proxy Statement, the Company’s Annual Report and the Company’s Irish Statutory Accounts are available online at www.proxyvote.com.

Redomestication

In May 2009, the board of directors of Warner Chilcott Limited announced that it had unanimously approved the redomestication of the Company from Bermuda to Ireland, subject to the approval of a scheme of arrangement by the Company’s stockholders and the approval of the Supreme Court of Bermuda. On August 5, 2009 and August 14, 2009, respectively, the scheme of arrangement was approved by the shareholders of Warner Chilcott Limited and the Supreme Court of Bermuda. At 7:30 p.m. on August 20, 2009, the effective time of the scheme of arrangement, each holder of Warner Chilcott Limited’s outstanding Class A common shares, par value $0.01 per share, received ordinary shares, par value $0.01 per share, of Warner Chilcott Public Limited Company on a one-for-one basis. As a result of the transaction, Warner Chilcott Public Limited Company, a public limited company incorporated and tax resident in Ireland, became the ultimate public holding company of the Warner Chilcott group. On August 21, 2009, the shares of Warner Chilcott Public Limited Company began trading on the NASDAQ Global Market under the symbol “WCRX,” the same symbol under which Warner Chilcott Limited’s shares previously traded.

References in this Proxy Statement to “we,” “our” or the “Company” refer to Warner Chilcott Limited (the “Predecessor”) and/or its subsidiaries prior to the effective time of the scheme of arrangement and to Warner Chilcott Public Limited Company and/or its subsidiaries since the effective time of the scheme of arrangement. In addition, references in this Proxy Statement to “ordinary shares” refer to Warner Chilcott Limited’s Class A common shares, par value $0.01 per share, prior to the effective time of the scheme of arrangement and to Warner Chilcott Public Limited Company’s ordinary shares, par value $0.01 per share, since the effective time of the scheme of arrangement.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Who can vote?

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “WCRX.” The outstanding shares of the Company at March 16, 2010 consisted of 252,072,533 ordinary shares. Each shareholder of record at the close of business on March 16, 2010 is entitled to receive notice of the Annual Meeting. If our records show that you owned the shares on the record date, March 16, 2010, you are entitled to one (1) vote for each ordinary share you held.

How do I vote if I am a beneficial holder whose shares are held in “street name” through a bank, broker, trustee, custodian or other nominee?

If your shares are held in the name of your bank, broker, trustee, custodian or other nominee, that party should give you instructions for voting your shares. Such beneficial holders may be eligible to submit a proxy electronically or by telephone. The instructions set forth below apply to record holders only and not to those whose shares are held in the name of a nominee.

How do I vote if I am a holder of record whose shares are registered in my name?

If you are a holder of record entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy is not required to be a shareholder of the Company. Follow the instructions on the enclosed proxy card for each proposal to be considered at the Annual Meeting. You may submit a proxy via the Internet or by telephone or by signing and dating the proxy card and mailing it in the enclosed postage-paid return-addressed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR the election of the director nominee listed in Proposal No. 1A;

2.	FOR the election of the director nominee listed in Proposal No. 1B;

3.	FOR the approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company for the year ending December 31, 2010, and to authorize the board of directors to determine the auditors’ remuneration as described in Proposal No. 2; and

4.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the shareholders are any of Roger M. Boissonneault, Izumi Hara and Paul Herendeen. A shareholder wishing to name any person other than the individuals specified on the proxy card as his or her proxy holder may do so by crossing out the names of the designated proxy holders specified on the proxy card and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the Company in accordance with the instructions on the enclosed proxy card, with a copy to the person named as his or her proxy holder, and for the person so named to be present to vote at the Annual Meeting.

May I vote in person at the Annual Meeting?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. If you are a holder of record whose shares are registered in your name and you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If you are a beneficial holder whose shares are held in the name of a bank, broker, trustee, custodian or other nominee and you decide to attend and vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Note that if you plan to attend the Annual Meeting in person, you must register in advance and present the necessary identification.

What am I being asked to vote on at the Annual Meeting?

1.	To elect two Class I Directors to serve on the board of directors until the Annual General Meeting in 2013 or until their successors are duly elected and qualified;

2.	To approve the appointment of the firm of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company for the year ending December 31, 2010 and to authorize the board of directors to determine the auditors’ remuneration; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends a vote FOR the election of each of the nominees of the board of directors (Proposal No. 1A and Proposal No. 1B) and FOR the approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as the Company’s independent auditors for the year ending December 31, 2010 and to authorize the board of directors to determine the auditors’ remuneration (Proposal No. 2).

May I revoke my proxy?

Yes. If you are a shareholder of record, you may revoke your proxy before it is voted at the Annual Meeting by:

•	signing another proxy card with a later date and returning it so that it is received by the Company at least one hour prior to the commencement of the Annual Meeting;

•	submitting a new proxy via the Internet or by telephone prior to the deadline listed on the proxy card;

•	giving written notice to the Corporate Secretary of the Company at least one hour prior to the commencement of the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial holder whose shares are held in the name of your bank, broker, trustee, custodian or other nominee, you may submit new voting instructions by contacting your bank, broker, trustee, custodian or other nominee. You may also vote in person at the Annual Meeting if you obtain legal proxy from the shareholder of record.

How many votes must be present to hold the Annual Meeting?

A “quorum” must be present for the Annual Meeting to be held. Pursuant to the articles of association of the Company, a “quorum” requires at least two (2) persons present in person and representing, in person or by proxy, more than 50% of the total issued voting rights of the Company’s shares. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How are votes counted?

Ordinary shares represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The shares of beneficial holders whose shares are held in the name of a nominee, and who do not tell the nominee how to vote their shares, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if you hold them “beneficially,” even if you do not provide your bank, broker, trustee, custodian or other nominee in whose name the shares are held with voting instructions. These firms have the authority, under applicable regulatory rules, to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to approve the selection of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as the Company’s independent auditors for the year ending December 31, 2010 and to authorize the board of directors to determine the auditors’ remuneration is considered a “routine” matter for which these firms may vote unvoted shares. Due to a recent change in applicable rules, and unlike at our prior annual general meetings, the proposal to elect directors is not considered a “routine” matter for which these firms may vote unvoted shares. Accordingly, if you hold your shares “beneficially,” your bank, broker, trustee, custodian or other nominee in whose name the shares are held is not permitted to vote your shares with respect to the election of directors if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Does any shareholder own a majority of the Company’s ordinary shares?

No. As of March 16, 2010, affiliates of Bain Capital Partners, DLJ Merchant Banking (“DLJMB”), J.P. Morgan Partners (“JPMP”) and Thomas H. Lee Partners, L.P. (collectively, the “Sponsors”) collectively owned approximately 54% of our outstanding ordinary shares, although they do not act together as a group. Each of the Sponsors (other than DLJMB) has separately advised the Company that it intends to be represented at the Annual Meeting either in person or by proxy to vote its shares in favor of the nominees named in this Proxy Statement for election to the board of directors, and in favor of the approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as the Company’s independent auditors and the authorization of the board of directors to determine the auditors’ remuneration. DLJMB has advised the Company that it intends to vote a portion of the ordinary shares it holds, representing 9.9% of the outstanding ordinary shares, in favor of the nominees named in this Proxy Statement for election to the board of directors and in favor of approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as the Company’s independent auditors and the authorization of the board of directors to determine the auditors’ remuneration. The shares representing DLJMB’s remaining interest which, as of March 16, 2010, amount to approximately 4% of the outstanding ordinary shares, are subject to a voting agreement and cannot be voted by DLJMB. In light of the foregoing, a quorum at the Annual Meeting, and a vote FOR the proposals, is highly likely.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers or the American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”). Please vote all of these shares. The Company encourages you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent. The Transfer Agent may be reached at 1-800-937-5449.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the formal agenda of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What vote is required to approve each proposal?

The nominees for director receiving the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting will be elected. If you mark your proxy to abstain from voting for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. The approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company for the year ending December 31, 2010, and authorization of the board of directors to determine the auditors’ remuneration, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting in order to be approved.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, proxies properly submitted prior to the Annual Meeting will be voted in accordance with the judgment of the proxy holders.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the board of directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies electronically or by mail or telephone. Upon request, we will reimburse banks, brokers, trustees, custodians or other nominees for reasonable expenses they incur in forwarding proxy materials to beneficial owners of ordinary shares. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. A few of the Company’s officers and employees may participate in the solicitation of proxies without additional compensation.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2009, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. The Company’s Irish Statutory Accounts have been approved by the board of directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s Irish Statutory Accounts are available with the Proxy Statement, the Company’s Annual Report and other proxy materials at www.proxyvote.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NOS. 1A AND 1B:

ELECTION OF CLASS I DIRECTORS

The full board of directors normally consists of ten directors and is divided into three classes, with Class I and Class II each having three directors and Class III having four directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual general meetings so that the shareholders elect one class of directors at each annual general meeting. Due to the recent resignations of Mr. Rattner (a Class I director) and Mr. Pagliuca (a Class II director) from the board of directors in October 2009, the board of directors currently consists of eight directors. Neither Mr. Pagliuca’s resignation nor Mr. Rattner’s resignation was the result of a disagreement with the Company. The board of directors is currently considering candidates for appointment as a new Class I director in place of Mr. Rattner to serve until the 2013 annual general meeting and is not recommending a nominee for election to fill this vacancy at this time. As a result, proxies may not be voted for more than two Class I director nominees at the Annual Meeting. In addition, the board of directors is currently reviewing candidates for appointment as a new Class II director to replace Mr. Pagliuca to serve until the 2011 annual general meeting.

The following table sets forth the names, ages and positions of our directors as of April 9, 2010.

Director	Age	Director Since
Class I Directors (term expiring at this Annual Meeting)
John P. Connaughton(2)(3)	44	2004
Stephen P. Murray(2)(3)	47	2004

Class II Directors (serving until the 2011 Annual General Meeting)
Todd M. Abbrecht(2)(3)	41	2004
David F. Burgstahler(1)(2)(3)	41	2004

Class III Directors (serving until the 2012 Annual General Meeting)
James H. Bloem(1)	59	2006
Roger M. Boissonneault	61	2005
John A. King, Ph.D(4)	61	2005
Patrick J. O’Sullivan(1)	68	2009

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Non-Executive Chairman of the board of directors.

At its meeting on February 25, 2010, the board of directors approved the recommendation of the Nominating and Corporate Governance Committee that the two current Class I directors be elected for an additional three-year term. The election of two Class I directors will take place at this Annual Meeting. If elected, each of the two Class I director nominees will serve on the board of directors until the annual general meeting in 2013, or until their successors are duly elected and qualified in accordance with the Company’s articles of association. If either of the two nominees should become unable to accept election, the persons named as proxies may vote for other person(s) selected by the board of directors or the named proxies. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination.

The name, principal occupation and other information concerning each nominee recommended for election at the Annual Meeting to serve as a Class I director and each continuing director, including the reasons for the view of the board of directors that each of the nominees for election and each of the continuing directors, should serve as directors at this time, are set forth below. For more information regarding the independence of our directors, please see “Board of Directors and Governance—Independence.”

Class I Nominees Recommended for Election at the Annual Meeting to Serve until 2013

John P. Connaughton, Director, has served as a Managing Director of Bain Capital Partners, LLC (“BCP”) since 1997 and a member of the firm since 1989. Prior to joining BCP, Mr. Connaughton served as a consultant at Bain & Company, Inc. (“Bain & Co.”), where he worked in the health care, consumer products and business services industries. Mr. Connaughton also serves as a director of Hospital Corporation of America (HCA), CRC Health Group, Quintiles Transnational, Warner Music Group, Clear Channel, SunGard Data Systems and the Boston Celtics. He also volunteers for a variety of charitable organizations, serving as a member of the Berklee College of Music Board of Trustees and the University of Virginia McIntire Foundation Board of Trustees. During the prior five years, Mr. Connaughton also previously served on the boards of AMC Entertainment Inc. and Stericycle, Inc.

Mr. Connaughton was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Connaughton’s significant financial and management advisory expertise, the knowledge and experience in a variety of industries, including the health care industry, that he gained while at BCP and Bain & Co., and his experience as a member of the board of directors of several public companies, including his past performance as a board member of the Company, contributed to the board’s conclusion that Mr. Connaughton should be nominated to serve an additional term as a director of the Company.

Stephen P. Murray, Director, is the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm formed in August 2006 when the buyout/growth equity professionals of J.P. Morgan Partners separated from JPMorgan Chase & Co. to form an independent private equity platform. Mr. Murray focuses on investments in consumer and retail services, financial services and health care infrastructure. Prior to joining JPMP in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Currently, he serves on the board of directors of AMC Entertainment Inc., ARAMARK Corporation, CareMore Medical Enterprises, Chef’s Warehouse, Crestcom, Generac Power Systems, Hanley Wood, Jetro Holdings, Legacy Hospital Partners (Holdings), LLC, Noble Environmental Power, Octagon Credit Investors, Quiznos Subs and Strongwood Insurance. During the prior five years, Mr. Murray also previously served on the board of Cabela’s Incorporated until January 2009.

Mr. Murray was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Murray’s extensive experience in the financial and investment industry, the wealth of management experience and leadership skills he developed while at CCMP, JPMP and Manufacturers Hanover, his service on the board of directors of a variety of large public companies, including with companies which are also in the health care industry, and his past performance as a board member of the Company contributed to the board’s conclusion that Mr. Murray should be nominated to serve an additional term as a director of the Company.

Class II Directors Serving until the 2011 Annual Meeting

Todd M. Abbrecht, Director, is a Managing Director with Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Currently, Mr. Abbrecht serves on the board of Dunkin’ Brands, Inc. and ARAMARK Holdings Corporation. During the prior five years, Mr. Abbrecht also previously served on the boards of Michael’s Foods, Inc. and Simmons Company.

Mr. Abbrecht was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Abbrecht’s extensive financial acumen and business leadership skills, the knowledge of mergers and acquisitions that Mr. Abbrecht gained while working at Credit Suisse First Boston and Thomas H. Lee Partners, L.P., and his experience serving on the boards of a number of other public companies, including his past performance as a board member of the Company, contributed to the board’s conclusion that Mr. Abbrecht should continue to serve as a director of the Company.

David F. Burgstahler, Director, is President and Head of Healthcare at Avista Capital Partners, a leading private equity firm. Prior to joining Avista Capital Partners in 2005, Mr. Burgstahler was a Partner with DLJ Merchant Banking Partners, the private equity investment arm of Credit Suisse. Mr. Burgstahler joined Credit Suisse in 2000 when it merged with Donaldson, Lufkin & Jenrette. Mr. Burgstahler joined Donaldson, Lufkin & Jenrette in 1995. Mr. Burgstahler also serves on the board of Visant Corporation, Visant Holding Corp., WideOpenWest Holdings, Inc., BioReliance Corporation, Navilyst Medical, Inc., Lantheus Medical Imaging and ConvaTec.

Mr. Burghstahler was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Burghstahler’s substantial experience in the financial and investment industry, his extensive knowledge of the various issues facing health care companies, which he has continued to develop as Head of Healthcare at Avista Capital Partners, his service on the board of directors of various companies, including as an audit committee member of Visant Corporation, and his past service as a board member of the Company, including as a member of the Audit, Compensation, and Nominating and Governance Committees of the Company, contributed to the board’s conclusion that Mr. Burghstahler should continue to serve as a director of the Company.

Class III Directors Serving until the 2012 Annual Meeting

James H. Bloem, Director, is a Senior Vice President and Chief Financial Officer of Humana Inc., a position he has held since 2001. Humana is one of the nation’s largest health benefit companies with approximately 10.3 million medical members and approximately 7.3 million specialty-benefit members. In addition, from 1996 to 2000, he served as a member of the board of directors of one of our predecessor companies. Mr. Bloem also currently serves on the boards of Res-Care, Inc. and Rotech Healthcare, Inc.

Mr. Bloem’s extensive experience in the health care industry, including as an executive officer of Humana, his leadership skills and financial knowledge, which enable him to serve as a financial expert on our Audit Committee, his service on the board of directors of a number of other public companies, including on the audit committees of both Res-Care, Inc. and Rotech Healthcare, and his past service as a board member of one of our predecessor companies, including as a member of the audit committee, contributed to the board’s conclusion that Mr. Bloem should continue to serve as a director of the Company.

Roger M. Boissonneault, was appointed CEO, President and Director of the Company as of January 5, 2005. Mr. Boissonneault was appointed Chief Executive Officer and Director for the Predecessor in September 2000. From 1996 to 2000, he served as President and Chief Operating Officer of the company acquired by the Predecessor, which was also known as Warner Chilcott PLC, serving as a director from 1998 through 2000. From 1976 to 1996, Mr. Boissonneault served in various capacities with Warner-Lambert (now a part of Pfizer), including Vice President, Female Healthcare, Director of Corporate Strategic Planning and Director of Obstetrics/Gynecology Marketing.

Mr. Boissonneault has more than thirty-five years of experience working in various capacities within the pharmaceutical industry, which has provided him with a wealth of knowledge in the health care sector. Mr. Boissonneault’s in-depth understanding of all aspects of the Company’s business and its history, his demonstrated leadership, management and talent development skills, his track record of successfully implementing core strategies and executing strategic acquisitions and divestitures and his past service as a board member of the Company contributed to the board’s conclusion that Mr. Boissonneault should continue to serve as the Company’s CEO and President and as a director of the Company.

John A. King, Ph.D., Director, who became a Director of the Company in June 2005, is a private investor. Dr. King served in positions of increasing responsibility with the Predecessor for twenty-six years, most recently as Executive Chairman, a position he held from 2000 until January 5, 2005.

Dr. King’s extensive knowledge of the pharmaceutical industry, including a thorough understanding of pharmaceutical research and development practices, which dates back to his early experience as a former university lecturer, his over thirty years of experience in various roles with the Company and its predecessors, which has provided him with in-depth knowledge of all aspects of the Company’s business and operations, and his past service as a board member of the Company contributed to the board’s conclusion that Dr. King should continue to serve as a director of the Company and Non-Executive Chairman of the board.

Patrick J. O’Sullivan, Director, is a pharmaceutical business consultant. Prior to retirement in 2006, Mr. O’Sullivan served in positions of increasing responsibility with LEO Pharma A/S (“LEO”) for more than thirty years, most recently as the chief executive officer of LEO Pharma Ireland and a director of LEO. He also served as a director of LEO Pharmaceuticals Ltd. UK, LEO Pharma SA France and The LEO Foundation. Mr. O’Sullivan is a registered pharmacist, member and honorary fellow of the Pharmaceutical Society of Ireland and a Knight of the Order of the Dannebrog. Currently he serves on the board of directors of Chanelle Pharmaceuticals Manufacturing Ltd., as the Chairman of the Board of Trustees of the Beacon Hospital and as the Chairman of the Board of Directors and Chair of the Compensation Committee of Merrion Pharmaceuticals Plc.

Mr. O’Sullivan’s demonstrated management ability at senior levels within the pharmaceutical industry, his knowledge of the financial, operational and strategic requirements of a successful international business, which he developed as Chief Executive Officer of LEO Pharma Ireland, and his understanding of the fundamentals of the health care industry contributed to the board’s conclusion that Mr. O’Sullivan should continue to serve as a director of the Company.

Vote Required for Approval

Each nominee recommended for election at the Annual Meeting to serve as a Class I director that receives the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting will be elected to the board of directors to serve until the annual general meeting of shareholders in 2013 or until his successor has been elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE CLASS I DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NO. 2:

APPROVAL OF APPOINTMENT OF INDEPENDENT

AUDITORS AND AUDITORS’ REMUNERATION

The Audit Committee is responsible for the appointment, remuneration and retention of the independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company to audit its consolidated financial statements for the year ending December 31, 2010, and the board of directors asks that the shareholders approve such appointment and authorize the board of directors to determine the auditors’ remuneration. Before selecting PricewaterhouseCoopers LLP, the Audit Committee considered the firm’s qualifications as independent auditors and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by PricewaterhouseCoopers LLP would impair PricewaterhouseCoopers LLP’s independence and concluded that they would not.

All services to be rendered by our independent auditors are subject to pre-approval and review by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company began operations on January 5, 2005, and its affiliate PricewaterhouseCoopers has audited the Company’s 2009 Irish Statutory Accounts.

Vote Required for Approval

The approval of the appointment of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as the Company’s independent auditors for the year ending December 31, 2010 and the authorization of the board of directors to determine the auditors’ remuneration require the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting in order to be approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT AUDITORS AND THAT

THE BOARD OF DIRECTORS

DETERMINE THE AUDITORS’ REMUNERATION

BOARD OF DIRECTORS AND GOVERNANCE

Composition of the Board of Directors

Our articles of association provide for a minimum of two directors and a maximum of ten directors. Our shareholders may from time to time increase or reduce the maximum number of directors by ordinary resolution, or increase the minimum number of directors by a special resolution amending the articles of association. Currently, the board of directors has fixed the number of directors at ten directors and has two vacant directorships as a result of the resignations of Messrs. Rattner and Pagliuca in October 2009. The board of directors is divided into three classes, with the term of office of one class expiring each year. Each class comprises, as nearly as possible, one-third of the total number of directors constituting the entire board of directors, and all of the directors are designated as either Class I, Class II or Class III directors.

Role of the Board of Directors

The board of directors meets regularly to review significant developments affecting the Company and to act on matters requiring the approval of the board of directors. The board of directors held eleven board meetings during the year ended December 31, 2009. All directors attended at least 75% of the meetings of the board of directors and the meetings held by the committees of the board of directors on which such directors served during the year ended December 31, 2009.

Corporate Governance

The Company maintains a corporate governance page on its website which includes key information about its Code of Business Conduct and Ethics and charters for each of the committees of the board of directors, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The corporate governance page can be found at www.wcrx.com by clicking on “Investor Relations” and then on “Corporate Governance.”

Board Leadership Structure

The leadership structure of the Company’s board of directors is currently headed by our Non-Executive Chairman, Dr. King. Effective February 2010, the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, established the Non-Executive Chairman position and appointed Dr. King to fill the position. The Non-Executive Chairman position is intended to be filled by an independent director and is separate from the position of CEO. Among his or her other responsibilities, the Non-Executive Chairman is expected to lead and ensure the effectiveness of the board, facilitate the distribution of accurate, timely and clear information to the board of directors, promote effective communication with the Company’s shareholders, and oversee the annual evaluation of the performance of the board of directors and its committees. While the board of directors believes that it is important to maintain flexibility in its board leadership structure, and the Company’s articles of association do not require the establishment of the position of Non-Executive Chairman, the board of directors deemed it to be in the best interests of the Company to establish a more formal leadership structure. The board of directors believes that the formal separation of the position of Non-Executive Chairman and CEO will free the CEO to devote more time to the day-to-day management and performance of the Company, while at the same time enhancing the function of the board of directors and providing it with greater autonomy from the management of the Company. Prior to February 2010, the board of directors operated without a chairman of the board, with the CEO typically chairing the meetings of the board of directors. In addition to the establishment of the Non-Executive Chairman, the board of directors has delegated certain responsibilities to the committees of the board of directors, which currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee is chaired by an independent director who reports to the full board of directors on the activities and findings of his or her respective committee. The board believes that this delegation of responsibilities facilitates efficient decision-making and communication amongst the directors and management.

Board Oversight of Risk

The board of directors has responsibility for the oversight of risk management, while the Company’s management has the day-to-day responsibility for the identification and control of risk at the Company. The board of directors, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the appropriate steps that should be taken in order to monitor and control such exposures. The committees assist the board of directors in fulfilling its risk oversight responsibilities within their respective areas of responsibility. For example, pursuant to its written charter, the Audit Committee oversees the management of financial and accounting risk exposures. The Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Nominating and Corporate Governance Committee focuses on the management of risks associated with the organization, membership and structure of the Company’s board of directors and the corporate governance structure of the Company. Each committee of the board of directors meets regularly and reports its findings to the board of directors on a regular basis.

Independence

Our board of directors currently consists of eight directors, with two vacant directorships as a result of the resignations of Messrs. Rattner and Pagliuca in October 2009.

The board of directors uses the standards of independence established by the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ in determining whether its members are independent. The board of directors has affirmatively determined that each of the Company’s eight directors, other than Mr. Boissonneault, is independent under the director independence criteria established by NASDAQ. In addition, the board of directors has determined that each member of the Audit Committee meets the additional independence criteria established by the SEC required for Audit Committee membership.

There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

Executive Sessions and Meetings of Independent Directors

The board of directors holds executive sessions of the independent directors following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any employee directors of the Company.

Board Attendance at Annual Meetings

The Company encourages members of its board of directors to attend the Company’s annual general meetings, but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual general meetings. Each of the then-nine members of the board of directors attended the Company’s 2009 annual general meeting of shareholders held on August 5, 2009. In addition, Mr. O’Sullivan, who was nominated by the board of directors for election at such meeting to the board of directors as a Class III director, was in attendance.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with the board of directors. Pursuant to that process, shareholders, employees and others interested in communicating with the board of directors may communicate with the board of directors by writing to the following address:

Warner Chilcott Public Limited Company

c/o Corporate Secretary

Unit 19 Ardee Business Park,

Hale Street,

Ardee, Co. Louth,

Ireland

In any such communication, an interested person may also designate a particular director, or a committee of the board of directors, such as the Audit Committee, to which such communication should be directed. Our legal department will forward all correspondence to the board of directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website at www.wcrx.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.wcrx.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Person Transactions

In August 2009, the board of directors adopted the Company’s current written policy setting forth procedures for the review, approval and ratification of transactions with related persons (the “Policy”). The Audit Committee of the board of directors has been designated as the committee responsible for reviewing, approving or ratifying any related person transactions under the Policy. Pursuant to the Policy, all executive officers, directors, director nominees and any 5% beneficial owners of the Company’s securities are required to notify the Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy. For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The Audit Committee reviews reported transactions or proposed transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. In reviewing the transaction or proposed transaction, the Audit Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Related person transactions not approved or ratified by the Audit Committee will not be entered into or continued by the Company. On an annual basis, the Audit Committee reviews previously approved related person transactions, under the standards described above, to determine whether such transactions should continue. If a member of the Audit Committee has a personal interest in a matter before the Audit Committee, the director must disclose the interest to the Audit Committee, and is required to recuse himself or herself from participation in the discussion and vote on the matter.

Related person transactions during 2009 are discussed under the heading “Related Person Transactions.”

Committees of the Board of Directors

Our board of directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

Our board of directors has established an Audit Committee that convenes at least four times a year, currently comprised of Messrs. Bloem, Burgstahler and O’Sullivan. Each member of the Audit Committee is independent under Rule 10A-3 of the Exchange Act and the applicable rules of NASDAQ.

The board of directors also has determined that Mr. Bloem, the chairman of the Audit Committee, is an Audit Committee “financial expert” within the meaning stipulated by the SEC.

The Audit Committee recommends the annual appointment of the Company’s independent auditors with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles that the Company uses in financial reporting, internal auditing procedures and the adequacy of the Company’s internal control procedures. The Audit Committee’s report begins on page 43.

The Audit Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The Audit Committee met twelve times during the year ended December 31, 2009.

Compensation Committee

Our board of directors has established a Compensation Committee consisting of Messrs. Abbrecht, Burgstahler, Connaughton and Murray, all of whom are independent under applicable NASDAQ rules. The compensation committee, which is chaired by Mr. Murray, evaluates the performance of the Chief Executive Officer and approves the compensation level for the Chief Executive Officer and the other Named Executive Officers, reviews the Company’s overall management compensation and benefits policies, and reviews and recommends employee benefits plans, equity grants and other incentive arrangements. The Compensation Committee’s report is set forth on page 29. For a discussion of the role of management and the use of compensation consultants in determining executive compensation, see the section titled “Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and

“Corporate Governance.” The Compensation Committee has the authority to delegate all or a portion of its responsibilities to a subcommittee composed of one or more members of the Compensation Committee. The Compensation Committee met three times during the year ended December 31, 2009.

Nominating and Corporate Governance Committee

Our board of directors has established a Nominating and Corporate Governance Committee consisting of Messrs. Abbrecht, Burgstahler, Connaughton and Murray, all of whom are independent under applicable NASDAQ rules. Mr. Connaughton serves as the chair of the Nominating and Corporate Governance Committee. The primary purposes of the Nominating and Corporate Governance Committee are to: (i) identify individuals qualified to become members of the board of directors and recommend such individuals to the board of directors for nomination for election to the board of directors; (ii) make recommendations to the board of directors concerning committee appointments; and (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company. When the board of directors determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee may utilize third-party search firms and will consider recommendations from directors, management and others, including the Company’s shareholders. In general, the Nominating and Corporate Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of health care or other aspects of the Company’s business, operations or activities. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the board of directors and the Nominating and Corporate Governance Committee believe that it is important that the members of the board of directors represent diverse viewpoints. The Nominating and Corporate Governance Committee reviews annually the composition of the board of directors as a whole, including whether the board of directors reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. In considering candidates for the board of directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the board of directors are also considered.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee, care of Warner Chilcott Public Limited Company, Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland, Attention: Corporate Secretary. To be considered by the Nominating and Corporate Governance Committee, such recommendations must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a director if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director. Nominations by shareholders may also be made at an annual general meeting in the manner set forth under “Shareholders’ Proposals.”

The Nominating and Corporate Governance Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Abbrecht, Burgstahler, Connaughton and Murray were members of the Compensation Committee. None of the Compensation Committee members is or has been a Company officer or employee. None of the Company’s executive officers currently serves on the Compensation Committee or any similar committee of another public company. None of the Compensation Committee members had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Director Compensation

The board of directors, upon the recommendation of the Compensation Committee, has established the following compensation policy for our directors. Only directors who are determined to be “independent” in accordance with applicable NASDAQ rules (the “Independent Directors”) are eligible to receive compensation for their service as directors. Each of the Company’s eight directors, other than Mr. Boissonneault, qualify as Independent Directors. Messrs. Abbrecht, Connaughton, Pagliuca, Rattner and Murray qualify as Independent Directors but have waived their right to receive compensation for their service as directors.

During 2008, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to evaluate the design and competitiveness of the Company’s director compensation program and to make recommendations with respect to director compensation based on market data and trends in director compensation. While the Compensation Committee does not target director compensation at any specified level, the recommendations of Frederic W. Cook & Co., Inc. were among several factors considered by the board of directors in November 2008 when it, upon the recommendation of the Compensation Committee, increased the cash portion of the annual retainer from $15,000 to $32,500 and the equity portion of the annual retainer from $15,000 to $100,000, payable in nonqualified options (“options”). Such amendments took effect January 1, 2009. In addition, in February 2010, the board of directors appointed Dr. King Non-Executive Chairman of the board of directors. In connection with such appointment, and following discussions with Frederic W. Cook & Co., Inc., the board of directors, upon the recommendation of the Compensation Committee, amended the compensation policy to provide for a supplemental cash retainer in the amount of $32,500 payable quarterly in equal installments to the Non-Executive Chairman of the board of directors. The amendment took effect on February 25, 2010.

Annual Retainer: Each Independent Director is paid an annual retainer of $132,500 for each year of service on the board of directors. The annual retainer is comprised of (i) a $32,500 cash payment, payable quarterly in equal installments, and (ii) options to purchase our ordinary shares with a value equal to $100,000 (determined in accordance with Black-Scholes or a similar model) having the following material terms:

•	Annual Grant Date: The grant date is the date of the Company’s annual general meeting.

•	Exercise Price: The exercise price is the per share closing price of the Company’s shares on the date of grant.

•	Vesting: Each option vests on the date immediately preceding the date of the Company’s next annual general meeting following the grant date.

•

Termination: Any unvested options terminate on the date on which the Independent Director is no longer a member of the board of directors. In the event of death, all options held by an Independent Director immediately vest.

•	Term: Each option has a ten year term.

In the event any Independent Director is appointed to the board of directors subsequent to an annual general meeting, the cash payment and option grant constituting the annual retainer for such Independent Director will be prorated based on the date of appointment.

Board Meeting Attendance Fees: Each Independent Director is paid $2,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of the board of directors.

Committee Attendance Fees: Each Independent Director is paid $1,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of any committee of the board of directors on which such Independent Director serves.

Committee Chairperson Retainer: Each committee chairperson that is an Independent Director is paid an annual retainer of $7,000 ($10,000 in the case of the Audit Committee chairperson), payable quarterly in equal installments. This retainer is prorated based on the date of commencement and termination of the Independent Director’s committee service in any year.

Non-Executive Chairman: Beginning in 2010, any Non-Executive Chairman of the board of directors that is an Independent Director will be paid an annual retainer of $32,500, payable quarterly in equal installments. This retainer is prorated based on the date of commencement and termination of the Independent Director’s service as Non-Executive Chairman in any year.

The following table sets forth, for the fiscal year ended December 31, 2009, the total compensation paid to the Independent Directors serving on the board of directors.

Independent Director Compensation for Fiscal Year 2009
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James H. Bloem	76,500	(1)	—	100,062	—	—	—	176,562
David F. Burgstahler	70,500	(2)	—	100,062	—	—	—	170,562
John A. King, Ph.D.	60,500	(3)	—	100,062	—	—	—	160,562
Patrick J. O’Sullivan	31,159	(4)	—	100,062	—	—	—	131,221

(1)	Represents an annual cash retainer of $32,500, board of director meeting fees of $22,000, committee meeting fees of $12,000 and an Audit Committee chairperson annual retainer of $10,000.

(2)	Represents an annual cash retainer of $32,500, board of director meeting fees of $20,000 and committee meeting fees of $18,000.

(3)	Represents an annual cash retainer of $32,500, board of director meeting fees of $22,000 and committee meeting fees of $6,000. As Dr. King was appointed Non-Executive Chairman on February 25, 2010, he received no fees in respect of that position during 2009.

(4)	On August 5, 2009, Mr. O’Sullivan was elected to the board of directors during the Company’s 2009 annual general meeting. On August 20, 2009, Mr. O’Sullivan was appointed to the Audit Committee. As a result, Mr. O’Sullivan received a prorated portion of the annual cash retainer in an amount equal to $13,159, board of director meeting fees of $12,000 and committee meeting fees of $6,000.

(5)	Amounts shown represent the grant date value for financial statement reporting purposes for the year ended December 31, 2009, in accordance with Accounting Standards Codification 718 (“ASC 718”) (formerly referred to as SFAS 123R). These amounts do not reflect compensation actually received by the Independent Directors. Assumptions used in the calculation of these amounts are included in “Note 14” to the Notes to Consolidated Financial Statements for the year ended December 31, 2009, included in our Annual Report. As of December 31, 2009, the aggregate number of unexercised options held by each Independent Director was as follows: Mr. Bloem, 19,176 unexercised options, Mr. Burgstahler 17,395 unexercised options, Dr. King, 16,641 unexercised options, and Mr. O’Sullivan 15,300 unexercised options.

Other Compensation Information

The Company does not maintain any defined benefit pension plans or nonqualified defined contribution or deferred compensation plans for the members of its board of directors.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS, MANAGEMENT AND DIRECTORS

The following table and accompanying footnotes show information as of March 16, 2010 regarding the beneficial ownership of the ordinary shares of the Company by:

•	each person who is known by the Company to own beneficially more than 5% of its ordinary shares;

•	each member of the board of directors and each named executive officer; and

•	all members of the board of directors and the executive officers as a group.

For purposes of the table below, we deem ordinary shares subject to options or warrants that are currently exercisable or exercisable within sixty days of March 16, 2010 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the ordinary shares beneficially owned by them. On March 16, 2010, there were 252,072,533 ordinary shares outstanding.

	Securities Beneficially Owned(11)
Name and Address	Ordinary Shares	Percentage of Ordinary Shares
Principal Securityholders:
Bain Capital Investors, LLC(1)	33,819,265	13.4%
DLJ Merchant Banking III, Inc.(2)	35,102,682	13.9%
JPMP Capital Corp.(3)	33,819,259	13.4%
Thomas H. Lee Partners, L.P.(4)	33,819,264	13.4%
D.E. Shaw & Co., L.P.(5)	18,415,967	7.3%
Directors and Executive Officers:
Roger M. Boissonneault(6)	2,896,540	1.1%
Todd M. Abbrecht(4)	—	—
James H. Bloem	24,176	*
David F. Burgstahler(7)	37,395	*
John P. Connaughton(1)	—	—
John A. King, Ph.D.(8)	1,370,687	*
Stephen P. Murray(3)	—	—
Patrick J. O’Sullivan(1)	15,300	*
W. Carl Reichel(9)	1,405,918	*
Anthony D. Bruno(10)	1,340,659	*
Paul Herendeen	1,272,406	*
Mahdi B. Fawzi	26,300	*
All directors and executive officers as a group (17 persons)	9,536,516	3.8%

*	Less than 1%.

(1)	Includes interests owned by each of Bain Capital Integral Investors II, L.P. (“Integral”), BCIP Trust Associates III, BCIP Trust Associates III-B and BCIP Associates—G. Bain Capital Investors, LLC (“BCI”) is the general partner of Integral and the managing general partner of each other entity. BCI is associated with Bain Capital Partners, LLC, one of our Sponsors. Investment and voting decisions at BCI are made jointly by three or more individuals who are managing directors of the entity, and therefore no individual managing director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest.

John P. Connaughton is a Managing Director and Member of BCI and may therefore be deemed to share voting and dispositive power with respect to the shares. Mr. Connaughton disclaims any beneficial ownership of any shares beneficially owned by the Bain Capital entities, except to the extent of his pecuniary interest therein.

The address of Mr. Connaughton and each of the Bain Capital entities is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(2)	Includes interests owned by DLJMB Overseas Partners III, C.V., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V. and DLJ Offshore Partners III-2, C.V. (collectively, the “Offshore Partners”), DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively and together with the Offshore Partners, the “DLJ Merchant Banking Funds”). DLJMB Overseas Partners III, C.V. is a limited partnership, the managing general partner of which is DLJ Merchant Banking III, Inc. (“MGP”) and the associate general partner of which is DLJMB III (Bermuda), L.P. (“AGP”). The general partner of the AGP is DLJ Merchant Banking III, Inc. Credit Suisse, a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), Inc., which in turn owns all of the voting stock of Credit Suisse (USA) Inc. (“CS USA”). The DLJ Merchant Banking Funds are private equity funds advised by indirect subsidiaries of CS USA, including the MGP and the AGP, and form part of Credit Suisse’s asset management business. Credit Suisse Securities (USA) LLC is a subsidiary of CS USA and thus an affiliate of each of the DLJ Merchant Banking Funds. The investment committee of the DLJ Merchant Banking Funds makes investment decisions on the funds’ behalf. The investment committee consists of senior investment professionals of the DLJ Merchant Banking Funds. The members of the investment committee are appointed by the general partner of the associate general partner of the DLJ Merchant Banking Funds. The composition of the investment committee changes from time to time. The address of the principal business and office of each of the foregoing is Eleven Madison Avenue, New York, New York 10010. DLJ Merchant Banking is one of our Sponsors.

On January 12, 2007, the DLJ Merchant Banking Funds entered into a voting agreement with the Company, pursuant to which the DLJ Merchant Banking Funds agreed with the Company not to vote any shares of the Company owned by the DLJ Merchant Banking Funds in excess of 9.99% of the outstanding shares of the Company.

Also includes interests owned by CFIG Co-Investors, L.P., MERS Investment Partnership, L.P. and CSFB Fund Co-Investment Program, L.P., each of which is an affiliate of Credit Suisse Securities (USA) LLC.

(3)	In the case of JPMP Capital Corp., includes interests owned by J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Selldown) II-A, L.P. and J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (collectively, the “Global Investor Funds”) and J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”). The general partner of the Global Investor Funds is JPMP Global Investors, L.P. (“JPMP Global”). The general partner of JPMP BHCA is JPMP Master Fund Manager, L.P. (“JPMP MFM”). The general partner of JPMP Global and JPMP MFM is JPMP Capital Corp. (“JPMP Capital”), a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company (“JPM Chase”). Each of JPMP Global, JPMP MFM and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares held by the Global Investor Funds and JPMP BHCA. JPMP Capital exercises voting and dispositive power over the securities held by the Global Investor Funds and JPMP BHCA. Voting and disposition decisions at JPMP Capital are made by three or more of its officers, and therefore no individual officer of JPMP Capital is the beneficial owner of the securities. The address of each of the JPMorgan Partners entities is c/o J.P. Morgan Partners, LLC, 270 Park Avenue, New York, New York 10017, except that the address of each Cayman entity is c/o Walkers SPV Limited, P.O. Box 908 GT, Walker House, George Town, Grand Cayman, Cayman Islands. Each of the Global Investor Funds, JPMP BHCA, JPMP Global, JPMP MFM and JPMP Capital are part of the J.P. Morgan Partners private equity business unit of JPM Chase. J.P. Morgan Partners is one of our Sponsors.

Stephen P. Murray is the President and Chief Executive Officer of CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 when the buyout/growth equity professionals of J.P. Morgan Partners separated from JPM Chase to form an independent private equity platform. Mr. Murray disclaims any beneficial ownership of any shares beneficially owned by the J.P. Morgan Partners entities. The address of Mr. Murray is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

(4)	Includes interests owned by each of Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Great-West Investors L.P., Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC. Each of Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P. and Thomas H. Lee (Alternative) Cayman Fund V, L.P. are exempted limited partnerships formed under the laws of the Cayman Islands, each of whose general partner is THL Advisors (Alternative) V, L.P., an exempted limited partnership formed under the laws of the Cayman Islands. Thomas H. Lee Advisors (Alternative) V Limited, LDC, a limited duration company formed under the laws of the Cayman Islands (the “LDC”), is the general partner of THL Advisors (Alternative) V, L.P. The address of each of these entities is c/o Walkers, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands.

The persons who are members of the LDC are the same persons who are members of Thomas H. Lee Advisors, LLC, a Delaware limited liability company. Thomas H. Lee Advisors, LLC is the general partner of Thomas H. Lee Partners, L.P., a Delaware limited partnership.

Thomas H. Lee Partners, L.P. is one of our Sponsors. Thomas H. Lee Investors Limited Partnership (formerly known as THL-CCI Limited Partnership) is a Massachusetts limited partnership, whose general partner is THL Investment Management Corp., a Massachusetts corporation.

Great-West Investors L.P., Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC are co-investment entities of funds affiliated with Thomas H. Lee Partners, L.P., and each disclaims beneficial ownership of any shares other than the shares held directly by such entity. The address for the Putnam entities is c/o Putnam Investment, LLC, One Post Office Square, Boston, Massachusetts 02109. The address of the Great-West Investors L.P. is 8515 E. Orchard Road, Greenwood Village, Colorado 80111.

Todd M. Abbrecht is a member of the LDC and a Vice President of THL Investment Management Corp., and therefore has shared voting and investment power over, and therefore may be deemed to beneficially own shares held of record by Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee Parallel (Alternative) Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. and Thomas H. Lee Investors Limited Partnership. Mr. Abbrecht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(5)	Based upon the statement on Schedule 13G filed with the SEC on February 16, 2010, includes interests beneficially owned by D.E. Shaw & Co., L.P., David E. Shaw (“Mr. Shaw”) and D.E. Shaw Valence Portfolios, L.L.C. (“Valence Portfolios”).

Valence Portfolios is a limited liability company organized under the laws of the state of Delaware. D.E. Shaw & Co., L.P. is a limited partnership organized under the laws of the state of Delaware. Mr. Shaw is a citizen of the United States of America. The business address of each of D.E. Shaw & Co., L.P., Mr. Shaw and Valence Portfolios is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY 10036.

Mr. Shaw does not own any shares directly. By virtue of Mr. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing member and investment adviser of Valence Portfolios, Mr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 18,415,967 shares constituting 7.3% of the outstanding shares and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 18,415,967 shares.

(6)	Includes interests owned by The Boissonneault 2005 Children’s Trusts, a trust for which Mr. Boissonneault’s wife, Terri Boissonneault, serves as trustee. The address of Mr. Boissonneault is c/o Warner Chilcott plc, Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland.

(7)	Mr. Burgstahler has sole dispositive voting and investment power over the 37,395 shares listed. The address of Mr. Burgstahler is c/o Avista Capital Partners, 65 East 55th Street, 18th Floor, New York, New York 10022.

(8)	Includes interests owned by Highberry Investments Limited No. 3. The address of Dr. King is c/o Warner Chilcott plc, Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland.

(9)	Includes interests owned by the Article Fourth Trust f/b/o Jeffrey B. Reichel and the Article Fourth Trust f/b/o Kimberly B. Reichel, trusts for which Mr. Reichel’s wife, Margaret S. Reichel, and certain other relatives of Mr. and Mrs. Reichel serve as trustee. The address of Mr. Reichel is c/o Warner Chilcott plc, Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland.

(10)	Includes interests owned by the Anthony D. Bruno 2006 GRAT, a trust for which Mr. Bruno’s wife, Gina Bruno, and J.P. Morgan Trust Company of Delaware serve as co-trustees. The address of Mr. Bruno is c/o Warner Chilcott plc, Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland.

(11)	Includes the following ordinary shares issuable upon the exercise of currently outstanding options, or upon the exercise of outstanding options exercisable within 60 days of March 16, 2010: for Mr. Boissonneault, 574,670 shares; for Mr. Bloem, 19,176 shares; for Mr. Burgstahler, 17,395 shares; for Dr. King, 16,641 shares; for Mr. O’Sullivan, 15,300 shares; for Mr. Reichel, 507,410 shares; for Mr. Bruno, 507,410 shares; for Mr. Herendeen, 507,410 shares; and for all directors and executive officers as a group, 2,272,943 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In the following pages, we discuss how our Chief Executive Officer, Roger M. Boissonneault, Chief Financial Officer, Paul Herendeen, and our three other most highly compensated officers, W. Carl Reichel, Anthony D. Bruno and Mahdi B. Fawzi, were compensated with respect to performance in 2009 and describe how this compensation fits within our executive compensation philosophy. We also describe certain compensation matters with respect to 2010. For purposes of this Proxy Statement, we refer to Messrs. Bruno, Herendeen, Reichel and Fawzi collectively as the “Senior Executive Officers” and, together with Mr. Boissonneault, as the “Named Executive Officers.”

The 2009 fiscal year was a significant year for the Company and its compensation programs, primarily as a result of two transactions. First, on October 30, 2009, the Company acquired the global branded pharmaceuticals business (“PGP”) of The Procter & Gamble Company (the “PGP Acquisition”). As a result of the PGP Acquisition, the Company acquired PGP’s portfolio of branded pharmaceutical products (including its two primary products ASACOL and ACTONEL), PGP’s prescription drug pipeline and its manufacturing facilities in Puerto Rico and Germany. The PGP Acquisition transformed the Company into a global pharmaceutical company with significant scale and geographic reach. In addition, on August 20, 2009 the Company completed the redomestication of its principal holding company from Bermuda to Ireland, following the approval of a scheme of arrangement by the Company’s shareholders and the Supreme Court of Bermuda. As a result of these transactions, the Company’s compensation programs must address the requirements of a larger workforce, as well as the increased complexities inherent in the operation of a global business.

Compensation Program and Philosophy

The Company’s compensation program seeks to promote the creation of long-term shareholder value and attract and retain employees by providing a competitive compensation package through a combination of base salary, annual cash incentive, long-term equity incentives and other benefits.

For 2009, an evaluation of the Company’s Senior Executive Officers was performed on a basis consistent with that used to evaluate the Company’s other employees (excepting only the Chief Executive Officer and the Company’s sales forces). The Compensation Committee made compensation decisions after reviewing the performance of the Company and carefully evaluating each Senior Executive Officer’s performance during the year as measured by the Chief Executive Officer against stated goals, core competencies and feedback from colleagues, as described in greater detail below (the “Performance Review Process”). The potential ratings that may be assigned to each Senior Executive Officer based on his performance in the prior year range from “unacceptable” to “exceeds expectations” (the “Performance Rating”). These Performance Ratings were used to determine merit-based salary increases and long-term equity incentive compensation of each Senior Executive Officer, within pre-established ranges approved by the Compensation Committee. The Chief Executive Officer’s 2009 performance was evaluated by the Compensation Committee against achievement of pre-established corporate goals and objectives (“CEO Review”).

In determining the annual cash incentive of each Named Executive Officer (other than Mr. Fawzi), the Compensation Committee used pre-established criteria based on the Company’s 2009 cash net income, but retained discretion to subject the annual cash incentive of each Named Executive Officer (other than Mr. Fawzi) to downward adjustment based on the Senior Executive Officer’s Performance Rating or, in the case of the Chief Executive Officer, the CEO Review.

The allocation of the components of compensation awarded to the Company’s senior executives is not pre-determined based on a percentage of total compensation, nor is such compensation determined based on a review of market compensation. Instead, the Compensation Committee has adopted a flexible approach to compensation that is consistent with its stated compensation philosophy and that allows the Company to respond to the evolving business environment.

Oversight of the Compensation Program

The Compensation Committee is responsible for establishing, implementing and overseeing the Company’s compensation programs. As part of this responsibility, the Compensation Committee reviews the Company’s compensation and benefits policies; assesses whether the Company’s compensation policies and plans pose material risks; evaluates the performance of the Chief Executive Officer; approves the compensation levels for the Company’s senior executives; and reviews and makes recommendations to the board of directors with respect to the Company’s employee benefits plans, equity-based compensation plans and other incentive arrangements.

Role of the Compensation Committee, Executive Officers and Compensation Consultants in Compensation Decisions

The Compensation Committee makes compensation decisions following the completion of (i) in the case of Messrs. Bruno, Herendeen, Reichel and Fawzi, the annual Performance Review Process and (ii) in the case of Mr. Boissonneault, the CEO Review.

It is the philosophy of the Compensation Committee that, in order to promote long-term shareholder value, meaningful and challenging goals and objectives should be established for the Company’s Named Executive Officers. In accordance with this philosophy, each year the Compensation Committee reviews and establishes annual goals and objectives relevant to the compensation of the Chief Executive Officer. In addition, the Chief Executive Officer establishes annual performance objectives for each of the Senior Executive Officers and presents these to the Compensation Committee. At the end of each year, each Named Executive Officer’s performance is evaluated during the annual Performance Review Process or CEO Review, as applicable. Compensation recommendations for the Senior Executive Officers within ranges established by the Compensation Committee are made by the Chief Executive Officer based upon the Performance Ratings assigned to such officers. The Compensation Committee may exercise its discretion to modify any compensation recommended by the Chief Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee establishes performance goals and objectives and, pursuant to the CEO Review at year end, measures the CEO’s performance relative to these stated goals and objectives.

The Chief Executive Officer’s recommendations to the Compensation Committee and the Compensation Committee’s determinations of the Chief Executive Officer’s and the Senior Executive Officers’ compensation are based on each Named Executive Officer’s performance against stated goals and objectives. For 2009, the stated goals and objectives for the Named Executive Officers included the following factors:

•	key metrics such as revenue, cash flow and new prescription growth;

•

strategic objectives, such as continuing to develop the product pipeline through product in-licensing, acquisitions and partnership opportunities within our franchises or in market segments similar to our current therapeutic markets;

•	achieving specific operational goals for the Company or particular business function led by a senior executive, including improved productivity, simplification and risk management;

•	achieving excellence in their organizational structure and among their employees; and

•	supporting the Company’s values by promoting a culture of integrity through compliance with law and our ethics policies.

More specifically, the 2009 goals and objectives for the Named Executive Officers were as follows: Mr. Boissonneault’s goals were to drive continued market share increases for Loestrin 24 FE and Doryx, review and develop the Company’s marketing and product growth strategies, clearly present to the board and investors the Company’s strategic initiatives, identify potential new investors and continue to refine organizational development plans for the Company’s senior executives; Mr. Herendeen’s goals were to implement selected tax, information technology and internal audit initiatives, identify potential new investors and continue to refine the Company’s expense forecasting practices; Mr. Reichel’s goals were to continue to drive market share increases for the Company’s products, including Loestrin 24 FE and Doryx; Mr. Bruno’s goals were to in-license or acquire new products to complement the existing product portfolio, coordinate and complete the redomicile of the Company to Ireland by the end of 2009, oversee the completion of certain projects at the Company’s manufacturing facility in Fajardo, Puerto Rico, and oversee certain HR initiatives relating to sales force turnover and hiring processes. No 2009 goals were established for Mr. Fawzi as he did not join the Company until October 2009. At the end of 2009, the Compensation Committee reviewed the Chief Executive Officer’s performance against his stated goals and determined the appropriate merit increase in base salary and 2010 equity incentive award for the Chief Executive Officer. The Compensation Committee also reviewed the Chief Executive Officer’s evaluation of the performance of the Senior Executive Officers (other than Mr. Fawzi) against their respective goals and their respective Performance Ratings. Based on this review, the Compensation Committee determined appropriate merit increases in base salary and 2010 equity incentive awards for the Senior Executive Officers (other than Mr. Fawzi).

The Compensation Committee may engage or seek the advice of compensation consultants from time to time as the need arises. During the second half of 2009 in connection with the PGP Acquisition, the Compensation Committee engaged the Hay Group to make recommendations with respect to the implementation of the P&G Pharmaceuticals Business Transaction and Integration Incentive Program (the “Transaction and Integration Incentive Program”) and the grant of awards thereunder. As described more fully below, the Transaction and Integration Incentive Program was designed to reward individuals involved in the PGP Acquisition and to more closely align the Company’s integration targets with employee compensation incentives.

Elements of Compensation

The Compensation Committee believes that the Company’s executive compensation practices must promote the creation of long-term shareholder value, reward performance and assist the Company in the retention of key employees. Based on these objectives, the Company employs both equity-based compensation mechanisms in the form of restricted ordinary shares and option grants, and cash-based mechanisms, in the form of base salaries and cash incentives. In determining the appropriate mix of cash and equity compensation for the Named Executive Officers, the Compensation Committee considers a number of factors, including: the past performance and contribution of the Named Executive Officers, the desired future performance focus, the dilutive effects of cash and equity-based compensation, and the retentive value of cash- versus equity-based compensation.

Consistent with the emphasis on direct compensation over indirect compensation, in 2009 the Company did not provide the Named Executive Officers with any perquisites or benefits not generally available to all employees of the Company, except for company automobiles provided to Messrs. Boissonneault, Bruno, Herendeen and Reichel.

The Company has employment agreements with the Named Executive Officers. These arrangements as well as the other key elements of and factors considered in determining 2009 compensation, are discussed below.

Base Salary

The employment agreements with the Named Executive Officers specify minimum base salaries ($800,000 for Mr. Boissonneault; $375,000 for Messrs. Herendeen and Bruno; $391,000 for Mr. Reichel; and $500,000 for Mr. Fawzi).

The base salaries paid to the Named Executive Officers in 2009 are shown in the “Salary” column of the Summary Compensation Table. The Compensation Committee annually determines merit increases in base salary. Compensation decisions are made after the annual Performance Review Process or CEO Review, as applicable, for the Named Executive Officer is completed. As discussed above, the Performance Review Process yields a Performance Rating for each Senior Executive Officer. These Performance Ratings are used to determine merit-based salary increases, if any, for the Senior Executive Officers, and the Compensation Committee’s assessment of the CEO’s performance pursuant to the CEO Review is used to determine the merit-based salary increase, if any, for Mr. Boissonneault. With respect to 2009 performance, the Compensation Committee determined that Messrs. Boissonneault, Bruno, Herendeen and Reichel be awarded a 2010 merit base salary increase equal to 4.17%, 7.51%, 7.51% and 3.0%, respectively, of such officer’s 2009 base salary. In determining such increases, the Compensation Committee took note of the substantial contributions of such officers, particularly Messrs. Boissonneault, Bruno and Herendeen, to the PGP Acquisition, Irish redomestication and other significant transactions completed during 2009. As Mr. Fawzi did not commence his employment with the Company until October 2009, the Compensation Committee determined that a 2010 merit base salary increase based on 2009 performance was not appropriate.

Annual Cash Incentives

Annual cash incentives are a core component of the Company’s compensation program. Under the terms of their employment agreements, each Named Executive Officer has a minimum target annual cash incentive opportunity expressed as a percentage of base salary (85% for Mr. Boissonneault and 50% for Messrs. Herendeen, Reichel, Bruno and Fawzi). At the beginning of 2009, the Compensation Committee established annual cash incentive targets for the Named Executive Officers (excluding Mr. Fawzi) and principles for determining performance-dependent multipliers to be applied to those targets under the Company’s Management Incentive Plan approved by the Company’s shareholders on August 5, 2009. Under the Management Incentive Plan, the Compensation Committee may make annual and long-term incentive awards to the Named Executive Officers that, assuming compliance with the terms of the plan, qualify as “performance-based compensation” which the Company may deduct under Internal Revenue Code Section 162(m). Each participating Named Executive Officer’s 2009 annual cash incentive target was based on the Company’s achievement of the 2009 cash net income target (“Target CNI”) established by the Compensation Committee (as more fully discussed below), subject to the reduction of any such awards by the Compensation Committee based on its assessment of the executive officer’s personal performance or such other factors as the Compensation Committee might determine warrant an incentive reduction. With respect to 2009, the annual cash incentives available to the Named Executive Officers (other than Mr. Fawzi) under the targets approved by the Compensation Committee and the annual cash incentives paid to such executive officers, expressed as a percentage of such officer’s 2009 base salary, were as follows:

	% of 2009 Base Salary
Named Executive Officer	Threshold	Target Cash Incentive	Maximum Cash Incentive	Cash Incentive Paid
Roger M. Boissonneault	80%	100%	120%	110%
Paul Herendeen	60%	75%	90%	82.5%
W. Carl Reichel	60%	75%	90%	82.5%
Anthony D. Bruno	60%	75%	90%	82.5%

In March 2009, the Compensation Committee set 2009 Target CNI at $416.8 million for the 2009 fiscal year, and established that actual adjusted 2009 cash net income (“Actual CNI”) for purposes of measurement against Target CNI shall be calculated as follows: reported net income of the Company under U.S. GAAP, plus (A) the expense reported for amortization or write-down of identified intangible assets multiplied by one minus the marginal tax rate specifically associated with such book amortization or write-down of intangible assets, plus (B) the amount of interest expense attributable to the amortization of deferred financing costs associated with the Company’s 8.75% Senior Subordinated Notes and Senior Secured Credit Facility multiplied by one minus the marginal tax rate specifically associated with such amortization of deferred financing costs, as adjusted to eliminate the after-tax impact of (i) litigation or regulatory settlements, (ii) non-budgeted business development transactions and (iii) extraordinary or non-recurring items such as strategic decisions intended to enhance future performance. The Compensation Committee determined that cash net income was the appropriate metric for the determination of the 2009 annual cash incentives paid to the Named Executive Officers (other than Mr. Fawzi) based, in large part, on the fact that as a result of the Company’s historically significant annual non-cash amortization and deferred financing expenses, cash net income is one of the primary financial metrics reported by the Company and used by the investment community to assess the Company’s performance.

Based on the 2009 Actual CNI relative to 2009 Target CNI and the Compensation Committee’s assessment of the individual performance of each Named Executive Officer (other than Mr. Fawzi) during 2009, the Compensation Committee awarded Mr. Boissonneault a 2009 annual cash incentive of $1,056,000, equal to 110% of his base salary. Messrs. Herendeen, Reichel and Bruno were each awarded a 2009 annual cash incentive equal to $370,684, $386,901 and $370,684, respectively, representing 82.5% of their respective 2009 salaries. Payment of these awards was made in March 2010. As Mr. Fawzi did not commence employment until October 2009, he was not eligible to participate in the Management Incentive Plan for 2009. Based upon his Performance Rating and the recommendation of the CEO, the Compensation Committee awarded Mr. Fawzi an annual cash incentive award with respect to 2009 performance of $90,000, representing 90% of the pro-rated portion of his annual salary earned during the period of his employment. The annual cash incentives paid to the Named Executive Officers with respect to 2009 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentives

Equity incentive awards are granted to the Company’s Named Executive Officers under the Equity Incentive Plan. The Equity Incentive Plan provides that awards may be granted to participants in, among others, the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine: (i) options, (ii) stock appreciation rights, (iii) share awards, (iv) share units and (v) dividend equivalent rights.

Equity Grant Practices

The Compensation Committee believes that the use of equity incentives as a significant part of total compensation promotes the creation of long-term shareholder value, supports the Company’s compensation philosophy of rewarding performance and increases retention. Under the Company’s annual equity award program, the Compensation Committee acts each year to review and approve grants of restricted ordinary shares and/or stock options to purchase ordinary shares to full-time employees. With respect to equity grants to the Senior Executive Officers, the Compensation Committee annually reviews and establishes performance-based multipliers to be applied to the annual target equity grant established at the beginning of each year for the Senior Executive Officers. As discussed above, the Performance Review Process measured the performance of each Senior Executive Officer against such Senior Executive Officer’s stated goals and objectives resulting in a Performance Rating that is used to establish the Senior Executive Officer’s performance-based multiplier to be applied to his target equity grant. Based upon current multipliers, the actual equity incentive award that will be granted to each Senior Executive Officer may range from zero to 150% of such Senior Executive Officer’s target equity grant depending on the Performance Rating received by each Senior Executive Officer. Mr. Boissonneault’s multiplier, if any, is determined by the Compensation Committee’s annual assessment of his performance against his stated goals and objectives as part of his CEO Review.

The equity awards made to the Named Executive Officers consist of 50% restricted ordinary shares and 50% options to purchase ordinary shares. The Compensation Committee, based upon the recommendation of the Hay Group, has determined that this allocation effectively serves to attract, retain and motivate senior executive officers and further the purposes of the Company’s compensation program. Once the Compensation Committee establishes the dollar value of an officer’s award, the Company uses the closing stock price of the ordinary shares on the NASDAQ Global Market on the grant date and the Black-Scholes value of the options to determine how many restricted ordinary shares and options, respectively, to grant. The exercise price of each option awarded is equal to the closing price of the ordinary shares on the date of grant. Newly hired senior executives who are eligible to receive equity awards are generally granted their award on the last business day of the quarter in which they are hired, but may receive such grants on another date if specifically approved by the Compensation Committee.

2009 Equity Incentive Awards

In January 2009, the Compensation Committee granted to each Named Executive Officer (other than Mr. Fawzi) an equity incentive award in respect of his 2008 performance, with 50% of the value denominated in restricted ordinary shares and 50% of the value denominated in options to purchase ordinary shares. Mr. Boissonneault was granted 144,470 restricted ordinary shares and 380,960 options to purchase ordinary shares. On the date of the grant, the aggregate fair value of the award was approximately $3,840,000. Messrs. Herendeen, Reichel and Bruno were each granted 42,450 restricted ordinary shares and 111,920 options to purchase ordinary shares. On the date of grant, the aggregate fair value of each such award was approximately $1,128,000. Each of these awards granted in January 2009 to the Named Executive Officers vests ratably over four years. These equity awards are reflected in the Grants of Plan-Based Awards Table.

2010 Equity Incentive Awards

In January 2010, the Compensation Committee granted to each Named Executive Officer (other than Mr. Fawzi) an equity incentive award in respect of his 2009 performance, with 50% of the value denominated in restricted ordinary shares and 50% of the value denominated in options to purchase ordinary shares. Each award vests ratably over four years. Based upon 2009 performance, in January 2010 Mr. Boissonneault was granted 87,820 restricted ordinary shares and 216,810 options to purchase ordinary shares. On the date of the grant, the aggregate fair value of the award was approximately $4,800,000. Messrs. Herendeen, Reichel and Bruno were each granted 22,970 restricted ordinary shares and 56,710 options to purchase ordinary shares. On the date of the grant, the aggregate fair value of each such award was approximately $1,255,500. These equity awards are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table as such tables address only equity compensation awards granted during 2009. In lieu of a 2010 annual equity grant, upon the commencement of his employment in October 2009, Mr. Fawzi received a grant of 26,300 restricted ordinary shares and 65,830 options to purchase ordinary shares. On the date of the grant, the aggregate fair value of the award was approximately $1,208,500. Mr. Fawzi’s award is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Transaction and Integration Incentive Program

The Named Executive Officers (other than Mr. Fawzi) participated in the Company’s Transaction and Integration Incentive Program designed to reward individuals involved in the Company’s acquisition and integration of PGP. Under the Transaction and Integration Incentive Program adopted by the Compensation Committee, each Named Executive Officer (other than Mr. Fawzi) was granted a cash transaction incentive. In addition, the Compensation Committee established for each Named Executive Officer (other than Mr. Fawzi) an integration incentive award that may be paid in the form of cash or a Company equity award subject to achievement of applicable integration goals. The Compensation Committee, upon the recommendation of the Hay Group, determined that in light of the complexity, size and accelerated timeline of the PGP Acquisition, it was appropriate to reward key employees of the Company, including the Named Executive Officers (other than Mr. Fawzi), for their substantial efforts in completing this transaction. In addition, the Compensation Committee determined that it was in the best interests of the Company to more closely align the Company’s integration targets with employee compensation incentives. The transaction bonuses listed below are reflected in the “Bonus” column of the Summary Compensation Table.

The following table shows the transaction bonuses awarded, and the target integration incentive awards established, by the Compensation Committee under the Transaction and Integration Incentive Program:

Named Executive Officer	Transaction Bonus	Target Integration Incentive
Roger M. Boissonneault	$550,000	$550,000
Paul Herendeen	$250,000	$250,000
W. Carl Reichel	$250,000	$250,000
Anthony D. Bruno	$250,000	$250,000
Mahdi B. Fawzi	n/a	n/a

2009 Supplemental Discretionary Cash Bonus

In recognition of the significant efforts of the Named Executive Officers (other than Mr. Fawzi) in connection with the successful execution of the PGP Acquisition, the Irish redomestication, the Company’s transaction with LEO, the secondary offering of the Company’s ordinary shares and certain other transactions during the 2009 fiscal year, the Compensation Committee awarded to each Named Executive Officer (other than Mr. Fawzi) a supplemental discretionary cash bonus. In addition to the completion of the above listed transactions, management delivered strong results for shareholders in 2009, reflected in the significant increase in the Company’s stock price from a closing price of $14.48 per share on January 2, 2009 to a closing price of $28.47 per share on December 31, 2009. The amounts of the supplemental discretionary bonuses awarded to each Named Executive Officer (other than Mr. Fawzi) were: $94,000 for Mr. Boissonneault, $35,173 for Mr. Reichel and $33,699 for each of Mr. Herendeen and Mr. Bruno. These amounts are reflected in the “Bonus” column of the Summary Compensation Table.

Other Benefits

401(k) Savings Plan

All employees, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. In accordance with the terms of the Company’s 401(k) Savings Plan and subject to certain limitations imposed by the Internal Revenue Service (“IRS”), the Company matches, in cash, 75% of amounts contributed to the plan by each plan participant, up to 6% of such participant’s base salary. The matching contributions paid in 2009 are included in the “All Other Compensation” column of the Summary Compensation Table.

Perquisites

The only perquisites provided exclusively to the Named Executive Officers in the year ended December 31, 2009 were the company automobiles provided to the Named Executive Officers (other than Mr. Fawzi).

Employment and Severance Agreements

As discussed earlier, the Named Executive Officers have employment agreements that specify minimum base salaries and annual incentive opportunities. These agreements were adopted and approved by the Sponsors at the time of the 2005 leveraged buyout, except for Mr. Fawzi’s, which was entered into in connection with the commencement of his employment in October 2009. The agreements provide for certain payments in the event of a termination of employment by the Company without cause or by reason of death or disability, or a termination by the executive officer for good reason, or a termination by the Company without cause or by the executive officer for good reason following a change of control. The agreements also contain substantial restrictive covenants. In addition, the equity award agreements that govern stock options and restricted share grants contain provisions regarding forfeiture. These provisions are described and quantified under the heading “Potential Payments and Benefits upon Termination of Employment or a Change of Control” in this Proxy Statement. The Company believes these arrangements benefit the Company by clarifying the terms of employment and ensuring that the Company is protected by noncompete, nonsolicitation and nondisclosure provisions. Where a change of control is a possibility, they also serve to minimize the distraction that can be caused by a potential transaction and reduce the risk that critical executive officers will leave the organization before a transaction closes.

Material Tax and Accounting Considerations

In designing its compensation programs, the Compensation Committee takes into consideration the potential tax and accounting effect that each element will or may have on the Company, the executive officers, the other employees as a group and the Company’s shareholders. The Company aims to keep the expense related to its compensation programs as a whole within certain affordability levels. The number and class of shares available under the Equity Incentive Plan and/or subject to outstanding equity awards shall also be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the Company’s capitalization.

The Company has adopted the provisions of ASC 718 (formerly referred to as SFAS 123R). All share-based payments to employees, including grants of employee options and restricted shares, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their vesting periods. For a description of assumptions used in calculating annual recognition of share-based compensation, see “Note 14” to the Notes to Consolidated Financial Statements for the year ended December 31, 2009 included in the Annual Report.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), unless such amount qualifies as “performance-based compensation” pursuant to certain specified requirements. The Company expects that payments to each of our executive officers will generally comply with the rules of Section 162(m) and, in that regard, our policy is to structure compensation to be deductible to the extent feasible and consistent with our overall compensation objectives. However, maintaining tax deductibility is not the sole consideration taken into account by the Compensation Committee in determining what compensation arrangements are in the best interests of the Company and its shareholders. The Compensation Committee can and does make payments that are not deductible when, in its judgment, such payments are necessary to achieve the Company’s compensation objectives and safeguard shareholder interests, which is the case, for example, with respect to certain of the restricted share awards, supplemental discretionary bonuses and transaction bonuses and integration incentives awarded in 2009.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by the Compensation Committee,

Stephen P. Murray, Chairman

Todd M. Abbrecht

David F. Burgstahler

John P. Connaughton

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2007, 2008 and 2009, information regarding the compensation of the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Roger M. Boissonneault Chief Executive Officer and President	2009	960,000	644,000	1,920,006	1,920,038	1,056,000	—	33,014	6,533,058
	2008	960,000	—	—	—	1,000,000	—	34,172	1,994,172
	2007	900,000	—	—	—	900,000	—	34,514	1,834,514

Paul Herendeen Executive Vice President & Chief Financial Officer	2009	449,314	283,699	564,161	564,077	370,684	—	27,720	2,259,655
	2008	418,723	—	—	—	247,047	—	27,241	693,011
	2007	400,692	—	—	—	236,408	—	25,578	662,678

W. Carl Reichel President, Pharmaceuticals	2009	468,971	285,173	564,161	564,077	386,901	—	23,045	2,292,328
	2008	450,934	—	—	—	266,051	—	23,533	740,518
	2007	431,516	—	—	—	254,594	—	23,585	709,695

Anthony D. Bruno Executive Vice President, Corporate Development	2009	449,314	283,699	564,161	564,077	370,684	—	26,308	2,258,243
	2008	432,032	—	—	—	254,899	—	27,945	714,876
	2007	413,428	—	—	—	243,923	—	27,828	685,179

Mahdi B. Fawzi	2009	99,817	100,000	604,374	604,319	90,000	—	—	1,498,510
President, Research and Development	2008	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—

(1)	For Messrs. Boissonneault, Herendeen, Reichel and Bruno, includes for 2009 a cash bonus in the amount of $550,000, $250,000, $250,000 and $250,000, respectively, paid under the Transaction and Integration Incentive Program and a supplemental discretionary cash bonus in the amount of $94,000, $33,699, $35,173 and $33,699, respectively, earned in respect of 2009 performance and paid in 2010, which was not paid under the Management Incentive Plan. For Mr. Fawzi, includes for 2009 a sign-on cash bonus in the amount of $100,000 paid upon the commencement of his employment in October 2009.

(2)	Amounts shown represent the grant date value for financial statement reporting purposes for the fiscal years presented, in accordance with ASC 718 (formerly SFAS 123R), in respect of share awards and option awards, as applicable. They do not reflect compensation actually received by the Named Executive Officers. Assumptions used in the calculation of these amounts are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2009, included in our Annual Report. None of the Named Executive Officers forfeited share awards or option awards during 2009. In light of the significant equity compensation provided to Messrs. Boissonneault, Herendeen, Reichel and Bruno in connection with the acquisition of the Company in January 2005 and the Company’s initial public offering in September 2006, such officers were not eligible for and did not receive annual equity incentive awards during 2007 and 2008. In connection with the commencement of his employment in October 2009, Mr. Fawzi received an initial equity grant.

(3)	For Messrs. Boissonneault, Herendeen, Reichel and Bruno, reflects (i) for 2007, annual cash incentive earned with respect to 2007 performance and paid in 2008, (ii) for 2008, annual cash incentive earned with respect to 2008 performance and paid in 2009, and (iii) for 2009, annual cash incentive earned with respect to 2009 performance and paid in 2010. For Mr. Fawzi, reflects for 2009, a pro-rated annual cash incentive earned with respect to 2009 performance following the commencement of his employment in October 2009, and paid in 2010. For a further discussion, see “Compensation Discussion and Analysis” and the “Grants of Plan-Based Award Table.”

(4)	None of the Named Executive Officers participated in any defined benefit or nonqualified deferred compensation plan maintained by the Company.

(5)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2009:

Name	Contributions under 401(k) Savings Plan(i) ($)	Personal Use of Company Automobile(ii) ($)
Roger M. Boissonneault	11,025	21,989
Paul Herendeen	11,025	16,695
W. Carl Reichel	11,025	12,020
Anthony D. Bruno	11,025	15,283
Mahdi B. Fawzi	—	—

(i)	Represents the annual contribution of the Company under the terms of its 401(k) Savings Plan. Under the terms of the 401(k) Savings Plan, the Company will match up to 75% of the first 6% of salary compensation contributed by each employee, subject to IRS limitations.

(ii)	Represents the incremental cost to the Company attributable to the personal use by the Named Executive Officers of Company automobiles.

Grants of Plan-Based Awards Table

The following table sets forth information concerning the Named Executive Officers’ 2009 annual cash incentive award opportunities and 2009 grants of ordinary shares and stock options under the Warner Chilcott Equity Incentive Plan.

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Thres- hold ($)(1)		Target ($)		Maxi- mum ($)		Thres- hold (#)	Target (#)	Maxi- mum (#)
Roger M. Boissonneault	—	—	768,000	(2)	960,000	(2)	1,152,000	(2)	—	—	—	—	—	—	—
	—	—	—		550,000	(3)	—		—	—	—	—	—	—	—
	1/20/2009	12/23/2008	—		—		—		—	—	—	144,470	—	—	1,920,006
	1/20/2009	12/23/2008	—		—		—		—	—	—	—	380,960	13.29	1,920,038

Paul Herendeen	—	—	269,588	(2)	336,985	(2)	404,382	(2)	—	—	—	—	—	—	—
	—	—	—		250,000	(3)	—		—	—	—	—	—	—	—
	1/20/2009	12/23/2008	—		—		—		—	—	—	42,450	—	—	564,161
	1/20/2009	12/23/2008	—		—		—		—	—	—	—	111,920	13.29	564,077

W. Carl Reichel	—	—	281,383	(2)	351,728	(2)	422,074	(2)	—	—	—	—	—	—	—
	—	—	—		250,000	(3)	—		—	—	—	—	—	—	—
	1/20/2009	12/23/2008	—		—		—		—	—	—	42,450	—	—	564,161
	1/20/2009	12/23/2008	—		—		—		—	—	—	—	111,920	13.29	564,077

Anthony D. Bruno	—	—	269,588	(2)	336,985	(2)	404,382	(2)	—	—	—	—	—	—	—
	—	—	—		250,000	(3)	—		—	—	—	—	—	—	—
	1/20/2009	12/23/2008	—		—		—		—	—	—	42,450	—	—	564,161
	1/20/2009	12/23/2008	—		—		—		—	—	—	—	111,920	13.29	564,077

Mahdi B. Fawzi	—	—			50,000	(2)	—		—	—	—	—	—	—	—
	10/20/2009	10/19/2009	—		—		—		—	—	—	26,300	—	—	604,374
	10/20/2009	10/19/2009	—		—		—		—	—	—	—	65,830	22.98	604,319

(1)	Assumes executives are eligible for an annual cash incentive award under the Management Incentive Plan based on the Company’s Actual CNI achieved in the year ended December 31, 2009.

(2)	For Messrs. Boissonneault, Herendeen, Reichel and Bruno, represents the range of potential annual cash incentive awards payable under the Management Incentive Plan based on the Company’s Actual CNI achieved in the year ended December 31, 2009. With respect to Mr. Fawzi, represents the potential pro-rated cash incentive awards payable to Mr. Fawzi based on his employment agreement following the commencement of his employment in October 2009. See the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” for the annual cash incentive earned by the Named Executive Officers in 2009 and paid in 2010.

(3)	For Messrs. Boissoneault, Herendeen, Reichel and Bruno, represents the potential integration incentive awards payable under the Transaction and Integration Incentive Program if certain integration goals relating to the PGP Acquisition are achieved in 2010. The amount of integration incentives earned, if any, will be reported in the 2010 “Non-Equity Incentive Plan Compensation” column of next year’s “Summary Compensation Table.”

(4)	Represents grants of restricted ordinary shares made under the Equity Incentive Plan, as more fully described under “Compensation Discussion and Analysis,” that vest ratably over four years on the anniversary of the date of grant.

(5)	Represents grants of options to purchase ordinary shares made under the Equity Incentive Plan, as more fully described under “Compensation Discussion and Analysis,” that vest ratably over four years on the anniversary of the date of grant.

(6)	Represents the closing market price of the underlying ordinary shares on the date of the grant.

(7)	Amounts shown represent the grant date value for financial statement reporting purposes for the 2009 fiscal year, in accordance with ASC 718 (formerly SFAS 123R), in respect of grants of restricted ordinary shares and options to purchase ordinary shares, as applicable, granted in 2009. Assumptions used in the calculation of these amounts are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2009, included in our Annual Report.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning unexercised options and restricted ordinary shares for each of the Named Executive Officers outstanding as of December 31, 2009. The market value of the shares is based on the closing market price of the ordinary shares on December 31, 2009 ($28.47).

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger M. Boissonneault	479,430	(1)	—		—	22.98	1/18/2015	144,470	(5)	4,113,061	—	—
	—		380,960	(2)	—	13.29	1/20/2019	—		—	—	—
Paul Herendeen	479,430	(3)	—		—	22.98	4/1/2015	42,450	(5)	1,208,552	—	—
	—		111,920	(2)	—	13.29	1/20/2019	—		—	—	—
W. Carl Reichel	479,430	(1)	—		—	22.98	1/18/2015	42,450	(5)	1,208,552	—	—
	—		111,920	(2)	—	13.29	1/20/2019	—		—	—	—
Anthony D. Bruno	479,430	(1)	—		—	22.98	1/18/2015	42,450	(5)	1,208,552	—	—
	—		111,920	(2)	—	13.29	1/20/2019	—		—	—	—
Mahdi B. Fawzi	—		65,830	(4)	—	22.98	10/20/2019	26,300	(6)	748,761	—	—

(1)	These options were granted on March 28, 2005, and vested in four equal installments on January 18th of the following four years.

(2)	These options were granted on January 20, 2009, and vest in four equal installments on January 20th of the following four years.

(3)	These options were granted on April 1, 2005, and vested in four equal installments on April 1st of the following four years.

(4)	The options were granted on October 20, 2009, and vest in four equal installments on October 20th of the following four years.

(5)	These restricted ordinary shares were granted on January 20, 2009, and vest in four equal installments on January 20th of the following four years.

(6)	These restricted ordinary shares were granted on October 20, 2009, and vest in four equal installments on October 20th of each of the following four years.

Option Exercises and Stock Vested Table

The following table sets forth the number and value of ordinary shares that vested during 2009. The Named Executive Officers did not exercise any options during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Roger M. Boissonneault	—	—	127,849	(1)	1,761,759	(1)
			127,848	(2)	1,448,518	(2)

Paul Herendeen	—	—	57,212	(1)	604,731	(1)
			57,212	(2)	648,212	(2)

W. Carl Reichel	—	—	57,212	(1)	788,381	(1)
			57,212	(2)	648,212	(2)

Anthony D. Bruno	—	—	57,212	(1)	788,381	(1)
			57,212	(2)	648,212	(2)

Mahdi B. Fawzi	—	—	—		—

(1)	In connection with the acquisition of our predecessor on January 5, 2005 by the Sponsors, each of Messrs. Boissonneault, Herendeen, Reichel and Bruno were granted “time vesting shares” that vested in four equal annual installments. The final quarter of the “time vesting shares” vested on January 18, 2009 (except for Mr. Herendeen whose shares vested on April 1, 2009). The value realized by each of Messrs. Boissonneault, Herendeen, Reichel and Bruno was calculated by multiplying the number of shares vesting by the closing market price of the ordinary shares on January 16, 2009, the last business day prior to the January 18, 2009 vesting date ($13.78), or April 1, 2009 ($10.57), as applicable.

(2)	In connection with the acquisition of our predecessor on January 5, 2005 by the Sponsors, each of Messrs. Boissonneault, Herendeen, Reichel and Bruno were granted “performance based shares” that vest in four equal installments upon the satisfaction of specified annual operating profit targets based on the consolidated EBITDA (as defined in the award agreements) of the Company and its subsidiaries. The final quarter of the “performance based shares” were vested by the Company’s board of directors on February 26, 2009. The value realized by each of Messrs. Boissonneault, Herendeen, Reichel and Bruno was calculated by multiplying the number of shares vesting by the closing market price of the ordinary shares on February 26, 2009 ($11.33).

Pension Benefits

None of the Named Executive Officers participated in defined benefit pension plans.

Nonqualified Deferred Compensation Plans

None of the Named Executive Officers participated in nonqualified defined contribution or deferred contribution plans.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to ordinary shares of the Company that may be issued under our existing equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders:
Warner Chilcott Equity Incentive Plan(1)	6,321,000	$16.93	10,677,847
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)	For a description of certain provisions of the Warner Chilcott Equity Incentive Plan, please refer to “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2009, included in the Company’s Annual Report filed with the SEC on March 1, 2010.

Compensation Risk Management

The Company with the assistance of its independent compensation consultant, has reviewed the Company’s compensation policies and practices and determined that those policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For each employee group, the Company reviewed the Company’s compensation philosophy, the design and structure of incentives, the performance measurement process and related corporate governance practices. In conducting this review, the Company considered various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including, but not limited to, the following:

•

effective balance in: (i) cash and equity pay mix, including cash-based performance incentives and time-vested equity awards, (ii) short- and longer-term performance focus, including both financial metrics and the achievement of longer term strategic objectives, and (iii) financial and non-financial performance measurement together with senior management and board discretion to manage pay appropriately;

•	equity grant guidelines and Compensation Committee oversight of the Company’s compensation policies and practices;

•	a performance feedback process which mitigates against rewarding performance that is the result of inappropriate risk taking; and

•	an equity vesting horizon that supports long-term orientation and focus.

Potential Payments and Benefits upon a Termination of Employment or a Change of Control

Accrued Compensation and Benefits

Upon any termination of employment, each Named Executive Officer will receive earned but unpaid salary, his or her balance under the Company’s 401(k) Plan, his or her vested equity awards and any other accrued benefits under our benefit plans.

Additional Termination Benefits

Death. In the case of death, under the employment agreements with the Named Executive Officers, each Named Executive Officer’s spouse and dependents, other than Mr. Boissonneault’s, will be entitled to a payment equal to one times the base salary in effect at the time of death. In addition, each Named Executive Officer’s spouse and dependents will be entitled to continued health and welfare benefits for a twelve-month period.

Under each Named Executive Officer’s equity award agreement, in the event of death prior to a vesting date, between zero and 75% (depending on the date of death) of his non-vested outstanding options and restricted ordinary shares that were scheduled to vest on such vesting date will vest. Each Named Executive Officer’s spouse or dependents will then have one year to exercise such vested options. All unvested ordinary shares and all unvested options will be forfeited.

Disability; Termination without Cause or for Good Reason. In the case of a termination of employment by reason of disability, by the Company without cause or by a Named Executive Officer for good reason, under the employment agreements with the Named Executive Officers, the Named Executive Officer will be entitled to a payment equal to two times the sum of the base salary in effect at the time of termination and the cash bonus paid for the immediately preceding calendar year to such officer. Payment will be made over the twenty-four-month period following termination. Mr. Boissonneault will also be entitled to certain continued health and welfare benefits for a period of twelve months following termination.

Under each Named Executive Officer’s equity award agreement, in the event of a termination of employment by reason of disability, by the Company without cause or by the officer for good reason, prior to a vesting date, between zero and 75% (depending on the date of termination) of his non-vested outstanding options and restricted ordinary shares that were scheduled to vest on such vesting date will vest. Each Named Executive Officer will then have sixty business days (or one year in the case of disability) to exercise such vested options. All unvested ordinary shares and all unvested options will be forfeited.

For Cause Termination. None of the Named Executive Officers are entitled to any additional payments or benefits in the event we terminate his employment for cause.

Voluntary Termination. None of the Named Executive Officers are entitled to any additional payments or benefits in the event of a voluntary termination or a retirement (except as described with respect to a termination for good reason).

Termination without Cause or for Good Reason following a Change of Control. In the case of a termination without cause or for good reason in connection with, or during the two-year period following, a change of control, under the employment agreements with the Named Executive Officers, each Named Executive Officer will be entitled to the same payment benefits as described under “Disability; Termination without Cause or for Good Reason” above, except that the payments will be made in a lump sum within ten days of such Named Executive Officer’s last day of employment. If any payment received by a Named Executive Officer in connection with a change of control is subject to an excise tax, the Company will provide the officer with a related tax gross-up payment. Upon a change of control, irrespective of whether or not there is also a termination of employment, each Named Executive Officer’s unvested options and restricted ordinary share awards will vest, provided that such options will only vest if the fair market value of the underlying ordinary shares exceeds the exercise price of the awards.

Notwithstanding the foregoing, the timing of certain payments described above will be delayed for six months in compliance with applicable tax rules and in accordance with each Named Executive Officer’s respective employment or severance agreement.

Restrictive Covenants

The employment agreements with each of the Named Executive Officers contain covenants not to compete, or solicit customers or employees for (i) twenty-four months if such officer’s employment is terminated owing to disability, by the Company without cause or by such officer for good reason; (ii) six months if such officer resigns without good reason or retires (which increases to twelve months if the Company elects to pay such officer an amount equal to one times base salary, plus the bonus in the year immediately preceding the termination); and (iii) six months in the case of termination for cause.

Definitions

The agreements define “cause” to mean (i) the officer’s conviction of any felony (other than a violation of a motor vehicle or moving violation law) or conviction of a misdemeanor if such misdemeanor involves moral turpitude; or (ii) the officer’s voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of funds in the course of the officer’s employment; or (iii) the willful refusal (following written notice) to carry out specific directions of the board of directors; or (iv) commission of any act of gross negligence or intentional misconduct in the performance or non-performance of the officer’s duties as an employee; or (v) any material breach of any material provision of such officer’s agreement.

The agreements define “good reason” to mean (i) the assignment, subject to certain exceptions, to the officer of duties materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure, subject to certain exceptions, by the Company to pay base salary, bonus or other compensation to which the officer is contractually entitled; (iii) requiring the officer to relocate to another office or location; (iv) any termination by the Company of the officer’s employment other than for cause or as a result of such officer’s disability or death; or (v) any failure to obtain an express assumption of such officer’s employment or severance agreement by a successor.

Estimate of Incremental Potential Payments

The following tables set forth estimates of the payments and benefits each Named Executive Officer would receive from the Company upon a termination of employment on December 31, 2009. The closing price of the Company’s stock on such date was $28.47 per share. The amounts shown in respect of equity awards following a change in control would be payable whether or not the executive officer’s employment were terminated. In accordance with SEC rules, the potential payments were determined under the terms of the Company’s plans and arrangements as in effect on December 31, 2009. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. The footnotes referenced in each table are presented after the last table.

Roger M. Boissonneault—Chief Executive Officer, President and Director

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	—	3,920,000	—	—	3,920,000	3,920,000
Restricted Ordinary Shares(2)	771,188	771,188	—	—	771,188	4,113,061
Options(3)	1,084,307	1,084,307	—	—	1,084,307	5,782,973
Welfare Benefit Continuation(4)	12,309	12,701	—	—	14,253	14,253
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,867,804	$5,788,196	$—	$—	$5,789,748	$13,830,287

Paul Herendeen—Executive Vice President and Chief Financial Officer
	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	449,314	1,392,722	—	—	1,392,722	1,392,722
Restricted Ordinary Shares(2)	226,593	226,593	—	—	226,593	1,208,552
Options(3)	318,552	318,552	—	—	318,552	1,698,946
Welfare Benefit Continuation(4)	16,579	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,011,038	$1,937,867	$—	$—	$1,937,867	$4,300,220

W. Carl Reichel—President, Pharmaceuticals

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	468,971	1,470,044	—	—	1,470,044	1,470,044
Restricted Ordinary Shares(2)	226,593	226,593	—	—	226,593	1,208,552
Options(3)	318,552	318,552	—	—	318,552	1,698,946
Welfare Benefit Continuation(4)	16,579	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,030,695	$2,015,189	$—	$—	$2,015,189	$4,377,542

Anthony D. Bruno—Executive Vice President, Corporate Development
	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	449,314	1,408,426	—	—	1,408,426	1,408,426
Restricted Ordinary Shares(2)	226,593	226,593	—	—	226,593	1,208,552
Options(3)	318,552	318,552	—	—	318,552	1,698,946
Welfare Benefit Continuation(4)	16,579	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,011,038	$1,953,571	$—	$—	$1,953,571	$4,315,924

Mahdi B. Fawzi —President, Research and Development
	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)(6)	500,000	1,000,000	—	—	1,000,000	1,000,000
Restricted Ordinary Shares(2)	—	—	—	—	—	748,761
Options(3)	—	—	—	—	—	361,407
Welfare Benefit Continuation(4)	12,309	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$512,309	$1,000,000	$—	$—	$1,000,000	$2,110,168

(1)	Does not include optional payments to extend the non-competition and non-solicitation period in the event of a voluntary termination under each Named Executive Officer’s employment agreement or the 2009 annual cash incentives payable to each Named Executive Officer under the Management Incentive Plan included in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table.”

(2)	Amounts shown under the columns entitled “Death,” “Disability” and “Termination without Cause or for Good Reason” include the number of unvested restricted ordinary shares that would vest following such termination, times the fair market value ($28.47). All unvested restricted ordinary shares not vesting as a result of such termination would be forfeited. Amounts shown under the column entitled “Termination without Cause or for Good Reason after Change of Control” include the number of unvested restricted ordinary shares that would vest at the time of such termination, times the fair market value ($28.47).

(3)	Amounts shown under the columns entitled “Death,” “Disability” and “Termination without Cause or for Good Reason” represent the exercise value of the number of unvested options that would vest following such termination, calculated by multiplying the number of ordinary shares underlying such options by an amount equal to the fair market value ($28.47), less the aggregate exercise price. All unvested options not vesting as a result of such termination would be forfeited. Amounts shown under the column entitled “Termination without Cause or for Good Reason after Change of Control” represent the exercise value of the number of unvested options that would vest following such termination, calculated by multiplying the number of ordinary shares underlying such options by an amount equal to the fair market value ($28.47), less the aggregate exercise price.

(4)	Represents the estimated cost to the Company of continuing health and welfare benefits.

(5)	This calculation has been performed only for disclosure purposes. Payments in the event of an actual change of control may differ based on factors such as the transaction price, the timing of employment termination and payments, the methodology for valuing options, changes in compensation, and reasonable compensation analyses. The Company did not attribute any value to non-competition covenants or take the position that any part of the value of the performance contingent restricted shares was reasonable compensation for services prior to the change of control. Based on these assumptions, none of the Named Executive Officers would be entitled to a gross-up payment for the period presented.

(6)	Mr. Fawzi’s employment agreement provides that in the event of a termination of employment by reason of disability, termination by the Company without cause or by Mr. Fawzi for good reason or a termination without cause or for good reason in connection with, or during the two-year period following, a change in control, he will receive cash severance equal to two times the sum of his then-current base salary, plus two times the sum of his annual cash incentive paid in respect of the last calendar year completed prior to his termination. Because Mr. Fawzi was hired in October 2009 and did not receive a cash incentive in respect of the 2008 calendar year, his cash severance is equal to only two times salary for purposes of this calculation.

RELATED PERSON TRANSACTIONS

Transactions between the Company and the Sponsors and their Affiliates

On January 18, 2005, Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited, and certain of their respective shareholders (“Shareholders”), including the Sponsors, entered into a shareholders agreement (the “Sponsor Shareholders Agreement”), which was subsequently amended and restated on March 31, 2005. The Company became a party to the Sponsor Shareholders Agreement as of August 20, 2009 in the place of Warner Chilcott Limited, and the provisions of the Sponsor Shareholders Agreement that were previously operative as to Warner Chilcott Limited are now operative as to the Company.

The Sponsor Shareholders Agreement included customary terms regarding the election of members of our boards of directors, matters requiring the consent of a specified majority of Shareholders, share transfer restrictions, rights of first offer, tag-along rights, drag-along rights and certain preemptive rights.

The Sponsor Shareholders Agreement also provided for (i) customary demand registration rights following the six-month anniversary of the Company’s IPO, which require the Company to effect registration of the Registrable Securities (as defined in the Sponsor Shareholders Agreement) upon written request from Sponsors holding more than 10% of the then outstanding Registrable Securities, (ii) customary piggy-back registration rights and (iii) shelf demand registration rights at any time after the twelve-month anniversary of the Company’s IPO if the Company becomes eligible to use a registration statement on Form S-3. On November 5, 2009, the Company received a demand registration notice from the Sponsors. On November 25, 2009, the Sponsors, certain other institutional shareholders and members of the Company’s management team sold 23,000,000 ordinary shares in a registered public offering. As of March 31, 2010, the Company has not received any such request by a Sponsor holding 10% or more of the Registrable Securities since the closing of the secondary offering in November 2009.

In addition, under the Sponsor Shareholders Agreement, each of the Company, Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited agreed to indemnify the Shareholders with respect to the Sponsor Shareholders Agreement, including with respect to registrations made pursuant to the above-mentioned registration rights, and transactions to which any of the Warner Chilcott entities is a party or any other circumstances with respect to any of the Warner Chilcott entities, or the operations of or services provided by any of the Shareholders to any of the Warner Chilcott entities from time to time.

The Sponsor Shareholders Agreement terminated upon the occurrence of the Company’s IPO in September of 2006, except with respect to registration rights, certain share transfer restrictions, indemnification and certain other provisions.

Transactions with Management

Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the Sponsors and all of the Named Executive Officers are parties to a Management Shareholders Agreement dated as of March 28, 2005. As of August 20, 2009, the Company became a party to the Management Shareholders Agreement in the place of Warner Chilcott Limited, and the provisions of the Management Shareholders Agreement that were operative as to Warner Chilcott Limited are now operative as to the Company.

The agreement, which has terms substantially similar to the Sponsor Shareholders Agreement, (i) includes restrictions on the transfer of the shares of the Company and Warner Chilcott Holdings Company II, Limited held by the Named Executive Officers and their permitted transferees, and (ii) grants various rights to the Named

Executive Officers, including tag-along rights, drag-along rights, preemptive rights and piggyback registration rights. The tag-along rights, drag-along rights and preemptive rights terminated upon the Company’s IPO in September of 2006.

In addition, the agreement includes provisions regarding the Company’s rights to repurchase shares of the Named Executive Officers (whether held by the executive or his or her permitted transferees) if the Named Executive Officer’s employment terminates.

Transactions with Others

Roger Boissonneault’s daughter, Amber Boissonneault, is employed with the Company as a district manager. Ms. Boissonneault received aggregate compensation, inclusive of her base salary, bonus and Company contribution under the Company’s 401(k) Savings Plan, of $144,432 for her employment in the year ended December 31, 2009.

On October 30, 2009, the Company’s subsidiaries Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC entered into a credit agreement (as amended, the “Credit Agreement”) with a syndicate of lenders (the “Lenders”), Credit Suisse, Cayman Islands Branch as administrative agent, Bank of America Securities LLC as syndication agent and JPMorgan Chase Bank, N.A. as documentation agent for the Company’s new senior secured credit facilities, and the Lenders receive customary fees in connection therewith. Affiliates of Credit Suisse and JPMorgan Chase Bank, N.A. beneficially own more than 5% of the Company’s ordinary shares.

The Company has also paid customary fees to Credit Suisse Securities (USA) LLC and to J.P. Morgan Securities Inc. for acting as financial advisors to the Company in connection with the PGP Acquisition.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Mr. Bloem, Mr. Burgstahler and Mr. O’Sullivan. Mr. Bloem is the chairman of the Audit Committee. The Audit Committee has the responsibility and authority described in the Company’s Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The board of directors has determined that each of the members of the Audit Committee meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that Mr. Bloem qualifies as an audit committee “financial expert” under the rules of the SEC. In addition, the board of directors has determined that each member of the Audit Committee meets the criteria for independence established by NASDAQ.

The Audit Committee has: (i) reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009 with management and the Company’s independent auditors, PricewaterhouseCoopers LLP, a Registered Public Accounting Firm; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC and the board of directors approved such inclusion.

The Company strives to engage the most effective (in terms of cost, qualifications and ability to meet the Company’s timing requirements) provider of services on each project that requires external assistance and believes that this practice is in the best interests of the Company. During the 2009 fiscal year, in addition to its audit and audit-related work, PricewaterhouseCoopers LLP was engaged to provide certain permitted non-audit services, including services in respect of the PGP Acquisition and the Company’s redomestication, which are more fully described elsewhere in this Proxy Statement. Prior to the engagement of PricewaterhouseCoopers LLP with respect to such non-audit services, the Audit Committee discussed the engagement with management and considered whether the provision of such non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. Following such discussions and review, the Audit Committee concurred with management’s determination that PricewaterhouseCoopers LLP would be the most effective provider of such services and that the engagement of PricewaterhouseCoopers LLP was therefore in the best interests of the Company. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the appointment, which will be voted on by the Company’s shareholders at the Annual Meeting, of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company.

Respectfully submitted by the Audit Committee,

James H. Bloem, Chairman

David F. Burgstahler

Patrick J. O’Sullivan

INDEPENDENT AUDITORS

The Audit Committee of the board of directors has selected the firm of PricewaterhouseCoopers LLP, a Registered Public Accounting Firm, as independent auditors of the Company for the year ending December 31, 2010. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company began operations on January 5, 2005.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees paid to PricewaterhouseCoopers LLP for audit services rendered in connection with the Company’s consolidated financial statements and reports for the years ended December 31, 2009 and December 31, 2008, and for other services rendered during the years ended December 31, 2009 and December 31, 2008 on behalf of the Company and its subsidiaries:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$8,240,524	$1,876,500
Audit-Related Fees	4,135,000	192,000
Tax Fees	6,184,974	318,326
All Other Fees	2,270,000	—

Total Fees	$20,830,498	$2,386,826

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For the year ended December 31, 2009, audit-related fees consisted primarily of fees billed for services in connection with the PGP Acquisition.

Tax Fees: Consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation services consist of professional services related to international tax compliance and assistance with domestic and international tax return preparation. Other tax services typically consist of fees billed for other miscellaneous tax consulting services. For the year ended December 31, 2009, other tax services consisted primarily of fees billed for tax consulting services rendered in connection with the PGP Acquisition and the Company’s redomestication from Bermuda to Ireland.

All Other Fees: For the year ended December 31, 2009, consisted of fees billed for integration advisory services rendered in connection with the PGP Acquisition. For the year ended December 31, 2008, no fees were billed for services other than the audit, audit-related and tax services described above.

Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Although the Audit Committee is permitted to delegate pre-approval authority to one or more Audit Committee members in accordance with its written charter, the Audit Committee did not exercise such authority with respect to any of the fees paid in 2009 or 2008. All of the fees paid in 2009 and 2008 in the above table were approved by the Audit Committee in conformity with its pre-approval process.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and beneficial owners of more than 10% of the Company’s ordinary shares (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2009, the Company believes that all required persons complied with all Section 16(a) filing requirements, except for the failure by DLJMB to timely report on Form 4 the sale of 4,376,553 ordinary shares in the connection with the secondary offering which closed on November 25, 2009.

SHAREHOLDERS’ PROPOSALS

Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy card when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2011 Annual General Meeting of Shareholders (the “2011 Annual Meeting”), your proposals must be sent to Warner Chilcott Public Limited Company at Unit 19 Ardee Business Park, Hale Street, Ardee, Co Louth, Ireland, Attention: Corporate Secretary, not less than 120 days prior to the anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the 2010 Annual Meeting. Therefore, the deadline is expected to be December 10, 2010 for the 2011 Annual Meeting. However, if the date of the 2011 Annual Meeting changes by more than 30 days from the anniversary of the 2010 Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of any change in this deadline in a quarterly report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an annual general meeting outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s articles of association. The Company’s articles of association establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual general meeting of shareholders. In accordance with our articles of association, in order to be properly brought before the 2011 Annual General Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Warner Chilcott Public Limited Company at Unit 19 Ardee Business Park, Hale Street, Ardee, Co. Louth, Ireland, Attention: Corporate Secretary, not less than 120 days nor more than 150 days prior to the anniversary date of the notice convening the Company’s 2010 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. The Company’s articles of association require that shareholder recommendations for nominees to the board of directors must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in the Company’s 2011 proxy statement. Therefore, to be presented at the Company’s 2011 Annual Meeting, such a proposal or nomination must be received by the Company on or after November 10, 2010 but no later than December 10, 2010.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have ordinary shares of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail or telephone following the original solicitation. The Company may also, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

HOUSEHOLDING

Our Annual Report, including our audited financial statements for the year ended December 31, 2009, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of such documents to any shareholder who contacts the Company at (973) 442-3200 or sends a written request to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you are a holder of record who plans to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference in this Proxy Statement. Statements contained in this Proxy Statement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the Annual Report, reference is made to the copy of such contract or other document filed as an exhibit to the Annual Report, each statement being qualified in all respects by such reference. A copy of the Annual Report, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. We also maintain an Internet site at www.wcrx.com. We make available on our

Internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

UPON WRITTEN REQUEST TO WARNER CHILCOTT PUBLIC LIMITED COMPANY, C/O WARNER CHILCOTT CORPORATION, 100 ENTERPRISE DRIVE, ROCKAWAY, NEW JERSEY 07866, ATTN: INVESTOR RELATIONS, THE COMPANY WILL MAIL WITHOUT CHARGE A COPY OF (i) THE IRISH STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2009 AND (ii) THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY’S IRISH STATUTORY ACCOUNTS AND ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

Important Notice Regarding the Availability of Proxy Materials for the

Annual General Meeting To Be Held on May 13, 2010

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Proxy Statement, the Company has chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this Proxy Statement online, we are also mailing a full set of our proxy materials to the Company’s shareholders. The proxy materials, including this Proxy Statement, are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Corporate Secretary

Dated: April 9, 2010

Ardee, Ireland

WARNER CHILCOTT PUBLIC LIMITED COMPANY UNIT 19 ARDEE BUSINESS PARK HALE STREET ARDEE, CO. LOUTH, IRELAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                         M23798-P92406                                        KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WARNER CHILCOTT PUBLIC LIMITED COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1A, 1B AND 2.
Annual Meeting
Vote on Directors
1.	Election of Class I Directors	For	Against	Abstain
	1A) John P. Connaughton	☐	☐	☐
	1B) Stephen P. Murray	☐	☐	☐
Vote to approve the appointment of PricewaterhouseCoopers LLP		For	Against	Abstain
2.

To approve the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2010, and to authorize the Board of Directors to determine the auditors’ remuneration.

		☐	☐	☐

Vote on Other Matters
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting.

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the back where indicated. Please note that changes to the registered names on the account may not be submitted via this method.

				☐	This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” Proposals 1A and 1B and “FOR” Proposal 2.

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		☐ Yes	☐ No
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF WARNER CHILCOTT PUBLIC LIMITED COMPANY

MAY 13, 2010

Please date, sign and mail this proxy card in the

postage-paid return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice, Proxy Statement, Annual Report, Irish Statutory Accounts and other proxy materials are available at www.proxyvote.com

i        Please detach along perforated line and mail in the envelope provided.        i

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M23799-P92406

PROXY

WARNER CHILCOTT PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 13, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger M. Boissonneault, Izumi Hara and Paul Herendeen, and any of them, each with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the ordinary shares of Warner Chilcott Public Limited Company held of record by the undersigned on March 16, 2010, at the Annual General Meeting of Shareholders to be held at 2:00 p.m. (local time) at The K Club, Straffan, County Kildare, Ireland on Thursday, May 13, 2010, or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)